SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               billserv.com, Inc.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            __________________________________________________________________

      2.    Aggregate number of securities to which transaction applies:

            __________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

            __________________________________________________________________

      4.    Proposed maximum aggregate value of transaction:

            __________________________________________________________________

      5.    Total fee paid:

            __________________________________________________________________

                                                                 MICHAEL R. LONG
                                                           CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE OFFICER



November 22, 1999


Dear billserv.com Stockholder:

I am pleased to invite you to billserv.com, Inc.'s First Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Thursday, December 16, 1999 at the Airport Hilton Hotel, 611 N.W. Loop 410, San Antonio, Texas 78216.

At the meeting, you and the other stockholders will be asked to (1) elect two directors to the billserv.com Board of Directors; (2) approve the 1999 Employee Comprehensive Stock Plan; (3) approve the 1999 Non-Employee Director Plan; (4) approve the 1999 Employee Stock Purchase Plan; and (5) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about billserv.com and its operations, including its audited financial statements, in the enclosed Proxy Statement.

We hope you can join us on December 16. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Thank you for your investment in our company. We look forward to seeing you at the meeting.

Yours truly,



Michael R. Long

                                                              BILLSERV.COM, INC.
                                                 14607 SAN PEDRO AVE., SUITE 100
                                                        SAN ANTONIO, TEXAS 78232


November 22, 1999


                NOTICE OF FIRST ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1999


billserv.com, Inc. will hold its First Annual Meeting of Stockholders at the Airport Hilton Hotel, 611 NW Loop 410, San Antonio, Texas 78216 on Thursday December 16, 1999 at 10:00 a.m.

We are holding this meeting:

      o To elect two Class I directors to serve until the 2002 Annual Meeting of Stockholders;

      o To approve the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.;

      o To approve the 1999 Non-Employee Director Plan of billserv.com, Inc.;

      o     To approve the 1999 Employee Stock Purchase Plan of billserv.com,
            Inc.;

      o To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1999; and

      o To transact any other business that properly comes before the meeting.

Your Board of Directors has selected November 11, 1999 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at billserv.com, 14607 San Pedro Ave., Suite 100, San Antonio, Texas, 78232 for ten days before the meeting.

This Notice of First Annual Meeting, Proxy Statement, proxy card and billserv.com, Inc.'s to Stockholders are being distributed on or about November 23, 1999.

By Order of the Board of Directors,



Marshall Millard
VICE-PRESIDENT AND GENERAL COUNSEL
SECRETARY

                               BILLSERV.COM, INC.


                                 PROXY STATEMENT
                             FOR MEETING TO BE HELD
                                DECEMBER 16, 1999

                                TABLE OF CONTENTS

GENERAL INFORMATION......................................................................     7

ITEM 1. ELECTION OF DIRECTORS............................................................    10
      Nominees for Election to a Three Year Term Ending with the 2002 Annual
         Meeting.........................................................................    10
      Directors Continuing in Office Until the 2000 Annual Meeting of Stockholders.......    11
      Directors Continuing in Office Until the 2001 Annual Meeting of Stockholders.......    12
      Compensation of Directors..........................................................    12
      Committees of the Board of Directors; Meetings.....................................    12

STOCK OWNERSHIP..........................................................................    13
      Beneficial Ownership of Certain Stockholders, Directors and Executive Officers.....    13
      Section 16(a) Beneficial Ownership Reporting Compliance............................    14

MANAGEMENT...............................................................................    15
      Executive Officers.................................................................    15
      Compensation of Executive Officers.................................................    15
      Employment Contracts and Change in Control Arrangements............................    16
      Compensation Committee Interlocks and Insider Participation........................    17
      Certain Transactions...............................................................    17
      Private Placements.................................................................    17

BOARD REPORT ON EXECUTIVE COMPENSATION...................................................    18
      Compensation Policy................................................................    18
      1998 Company Performance...........................................................    19
      Results of Operation - From Inception to December 31, 1998.........................    19
      Results of Operation - Quarter and Nine Months Ended September 30, 1999............    19


ITEM 2. APPROVAL OF 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN...............................    21
      General............................................................................    21
      Terms and Conditions...............................................................    21
      Termination of Comprehensive Plan..................................................    22
      Restricted Stock...................................................................    22
      Federal Income Tax Consequences....................................................    23

ITEM 3. APPROVAL OF 1999 NON-EMPLOYEE DIRECTOR PLAN......................................    24
      General............................................................................    24
      Terms and Conditions...............................................................    24
      Termination of Director Option Plan................................................    24
      Federal Income Tax Consequences....................................................    25
      1999 Non-Employee Director Plan Option Grants......................................    25

ITEM 4. APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN....................................    25
      General............................................................................    25
      Terms and Conditions...............................................................    26
      Termination of Employee Stock Purchase Plan........................................    26
      Federal Income Tax Consequences....................................................    26


ITEM 5. RATIFICATION OF ERNST & YOUNG LLP
      AS INDEPENDENT AUDITORS............................................................    27

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS...............................................    28

ATTACHMENTS..............................................................................   A-1

ANNEX A - 1999 EMPLOYEE COMPENSATION STOCK PLAN
ANNEX B - 1999 NON-EMPLOYEE DIRECTOR PLAN
ANNEX C - 1999 EMPLOYEE STOCK PURCHASE PLAN
ANNEX D - FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998
ANNEX E - FORM 10Q AS OF SEPTEMBER 30, 1999


Shareholders may receive a copy of any report filed by the Company with the Securities and Exchange Commission by sending a written request to:

                              Mr. Marshall Millard
                         Secretary of billserv.com, Inc.
                           14607 San Pedro, Suite 100
                              San Antonio, TX 78232

                               GENERAL INFORMATION

Q:    WHO IS SOLICITING MY PROXY?

 A: We, the Board of Directors of billserv.com, are sending you this Proxy Statement in connection with our solicitation of proxies for use at billserv.com, Inc.'s 1999 Annual Meeting of Stockholders. Certain directors, officers and employees of billserv.com also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:    WHO IS PAYING FOR THIS SOLICITATION?

A: billserv.com will pay for the solicitation of proxies. billserv.com will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of billserv.com common stock.

Q:    WHAT AM I VOTING ON?

A: Five items: (1) the election of David S. Jones and E. Scott Crist to the Board of Directors; (2) the approval of the 1999 Employee Comprehensive Stock Plan; (3) the approval of the 1999 Non-Employee Director Plan; (4) the approval of the 1999 Employee Stock Purchase Plan; and (5) the ratification of ERNST & YOUNG LLP as the Company's independent auditors for the current fiscal year.

Q:    WHO CAN VOTE?

A: Only those who owned common stock at the close of business on November 11, 1999, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q:    HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person--by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of billserv.com written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of both nominees for director; FOR the approval of the 1999 Employee Comprehensive Stock Plan; FOR the approval of the 1999 Non-Employee Director Plan; FOR the approval of the 1999 Employee Stock Purchase Plan; and FOR ratification of ERNST & YOUNG as the Company's independent auditors.

Q:    WHAT CONSTITUTES A QUORUM?

A: Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, billserv.com had 12,381,064 voting shares of common stock outstanding. Both abstentions and broker non-votes (situations in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares) are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

Q:    WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

A: ELECTION OF DIRECTORS. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's meeting, the two nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

      APPROVAL OF 1999 EMPLOYEE COMPREHENSIVE PLAN. To approve the 1999 Employee Comprehensive Plan, stockholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

      APPROVAL OF 1999 NON-EMPLOYEE DIRECTOR PLAN. To approve the 1999 Non-Employee Director Plan, stock-holders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

      APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN. To approve the 1999 Employee Purchase Plan, stockholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

      RATIFICATION OF ERNST & YOUNG, LLP. Like the vote required to approve the Plans, as described above, stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to ratify ERNST & YOUNG, LLP as the Company's independent auditors for the current fiscal year. Abstentions continue to have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

Q:    HOW DOES THE BOARD RECOMMEND THAT WE VOTE ON THE MATTERS PROPOSED?

A: The Board of Directors of billserv.com, Inc. unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

Q:    WILL THERE BE OTHER MATTERS PROPOSED AT THE 1999 ANNUAL MEETING?

A: billserv.com, Inc.'s Bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder gives the secretary written notice of the matter on or before December 1, 1999. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Q: WHEN ARE 2000 STOCKHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

A: To be considered for presentation at billserv.com, Inc.'s 2000 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at billserv.com, Inc.'s offices no later than December 31, 1999. To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

      The Board of Directors of billserv.com has currently set the number of directors constituting the whole board at five. As established by the Company's By-Laws, these directors are divided into three classes serving staggered three-year terms. At the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as Class I directors whose term expires at the 2002 Annual Meeting. Messrs. Jones and Crist are currently members of the Board of Directors.

      The individuals named as proxies will vote the enclosed proxy for the election of both nominees unless you direct them to withhold your votes. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR both nominees.

      Below are the names and ages of the nominees for Class I director, the Class II and Class III directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

NOMINEES FOR ELECTION TO A THREE YEAR TERM ENDING WITH THE 2002 ANNUAL MEETING CLASS I DIRECTORS

  o  David S. Jones           Age 26, nominee for director.

                              While employed at Billing Concepts, Inc., from 1997-98, Mr. Jones was responsible for defining strategic direction involving Internet technology. In 1998, Mr. Jones left Billing Concepts, Inc. and co-founded billserv.com, Inc. As Executive Vice-President of billserv.com, Mr. Jones has played an essential role in the development of the necessary relationships needed to be effective in the Internet billing marketplace, and has been directly involved in the marketing of the Company's products.

  o  E. Scott Crist           Age 36, nominee for director

                              Mr. Crist is the President and Chief Executive Officer of Telescape International, Inc., one of the world's fastest growing multinational carriers of voice, video and data services. Prior to joining Telscape, Mr. Crist was a founder of Orion Communications, Inc., a long distance company, where he served as President. He also previously served a President and Chief Executive Officer of Matrix Telecom.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS CLASS II DIRECTORS

  o  Louis A. Hoch            Age 34, a director since 1998.

                              Mr. Hoch joined the Company as President and Chief Operating Officer in November 1998. Mr. Hoch's background has been primarily in the telecommunications industry in which he has over 10 years of experience. Most recently, from April to November 1998, Mr. Hoch was the Subject Matter Expert for Call Centers in Telecom, at Andersen Consulting. His leadership in the call center industry was acknowledged by Andersen Consulting when it classified his processes and technology architecture to be one of their guidelines for best practices in call center development. While employed at U. S. Long Distance inc. and its spin-off company, Billing Concepts, Inc., from June 1991 to April 1998, Mr. Hoch successfully built large billing systems that were proven flexible enough to sustain exponential growth in record volumes, and call centers that integrated the latest in technology and processes. During his tenure at Billing Concepts, Mr. Hoch held successive positions; as a Tech Support Representative, Program Analyst, Program Manager, MIS Manager, and finally, Director of Information Technology. Mr. Hoch holds a B.B.A. in Computer Information Systems and an M.B.A. in International Business Management, both from Our Lady of the Lake University. He is certified as a Computer Professional (CCP) by the Institute for Certification of Computing Professionals (ICCP).

  o Roger R. Hemminghaus      Age 62, a director since April 1999.

                              Mr. Hemminghaus currently serves as Chairman of the Board of Directors of Ultramar Diamond Shamrock Corp., having retired in January 1999 as Chief Executive Officer of the same company. He also serves as a director for Luby's Cafeterias, Inc., New Centuries Energies, and The Nature Conservancy of Texas. From 1996 to January 1999, Mr. Hemminghaus served as Chairman and Chief Executive Officer of Ultramar Diamond Shamrock Corp., following the merger of Ultramar Corporation and Diamond Shamrock, Inc. Prior to this merger, Mr. Hemminghaus served as Chairman, Chief Executive and President of Diamond Shamrock, Inc., where he had been employed since 1984. Mr. Hemminghaus also serves on the National Executive Board of the Boy Scouts of America, and various non-profit boards Texas.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS CLASS III DIRECTORS

  o  Michael R. Long          Age 55, a director since 1998.

                              Mr. Long became Chairman and Chief Executive
                              Officer of the Company as of November 1998. Mr. Long has over 29 years of senior executive management and systems development experience in six publicly traded companies, as well as successfully operating his own systems consulting business. In the past five years, Mr. Long has held positions at U.S. Long Distance Corp., as Vice President of Management Information Systems from December 1993 to August 1996; Billing Concepts, Inc., as Vice President of Information Technologies from August 1996 to June 1997, and Andersen Consulting as Business Development Director, Financial Services, from October 1997 to November 1998. Anderson Consulting is a worldwide consulting firm and affiliate of Arthur Andersen accounting firm. He is a co-founder of billserv.com and our Chairman of the Board and Chief Executive Officer.

COMPENSATION OF DIRECTORS

      In 1998, billserv.com did not provide compensation to directors but the Company did reimburse its directors for reasonable expenses incurred in traveling to and from board meetings (or a committee thereof). The Company has adopted, and is asking the stockholders to approve at the upcoming Annual Meeting, the 1999 Non-Employee Director Plan which authorizes the discretionary issuance of up to 500,000 shares of common stock to the non-employee directors of billserv.com.

      Upon joining the Board of Directors, both Mr. Crist and Hemminghaus were issued, subject to shareholder approval, options to purchase shares of the Company's common stock. On January 4, 1999, Mr. Crist was issued options for 40,000 shares at an exercise price of $2.81 per share. Mr. Hemminghaus was issued options to purchase 80,000 shares at an exercise price of $5.18 on April 6, 1999.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

      billserv.com has the following two standing committees:

THE AUDIT COMMITTEE

      o Meets periodically with billserv.com, Inc.'s independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures, its system of internal accounting controls and financial reporting.

      o Makes recommendations to the Board of Directors with respect to appointment of the Committee's independent auditors.

      The Audit Committee was established in April of 1999 and, therefore, did not meet in the fiscal year ended December 31, 1998. The current members of this committee are Mr. Crist and Mr. Hemminghaus.

COMPENSATION COMMITTEE

      o Recommends to the Board of Directors annual salaries for senior management.

      o Recommends to the Board of Directors the administration and grant of incentive awards.

      On April 6, 1999, the Board of Directors created the Compensation Committee. The initial members of this Committee were Mr. Crist and Mr. Long. In October of 1999, Mr. Hemminghaus replaced Mr. Long on this Committee. During 1999, the Compensation Committee had no formal meetings.

ENTIRE BOARD

      o During the nine nonths ending September 30, 1999, the entire Board of Directors of billserv.com met four times for regular and special meetings. During this period, each director attended 100% of the total of all meetings of the Board of Directors and any committee on which he served.

      STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

      This table shows, as of November 11, 1999, the beneficial ownership of billserv.com common stock by: (1) each person known by the Company to be the beneficial owner of more than 5% of the common stock, (2) each director of the Company, (3) each nominee for director of the Company, (4) each executive officer named in the Summary Compensation Table on page 8, and (5) all directors and executive officers as a group, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table.

                   SHARES OWNED BENEFICIALLY AND OF RECORD
                                PERCENT OF CLASS

                                         AMOUNT & NATURE   PERCENT OF OWNERSHIP
TITLE OF                                 OF BENEFICIAL            AS OF
CLASS          NAME AND ADDRESS            OWNERSHIP       NOVEMBER 11, 1999 (1)
--------------------------------------------------------------------------------

Common      Michael R. Long (2)
Stock       15546 Clover Ridge
            San Antonio, TX 78248          1,183,333               9.6%

Common      Louis A. Hoch (3)
Stock       15138 Grayoak Forest
            San Antonio, TX 78248          1,193,334               9.7%

Common      David S. Jones (4)
Stock       11530 Vance Jackson
            San Antonio, TX 78230          1,183,333               9.6%

Common      Lori Turner
Stock       11205 Woodridge Forest
            San Antonio TX 78249             100,000               0.8%

Common      Marshall Millard
Stock       18123 Summer Knoll
            San Antonio, TX 78258            150,000               1.2%

Common      All directors, officers
Stock       and employees as a group (5)
            (7 persons)                    4,000,000              30.8%


      (1) All ownership is stated as of November 11, 1999. In 1999, the Company has awarded, subject to shareholder approval, options to purchase 754,000 shares of common stock to various executive officers, directors and employees, including those listed above. These options are not reflected in the table set forth above.
      (2) Michael R. Long is the Chairman of the Board of Directors and Chief Executive Officer of the Company.
      (3) Louis A. Hoch, is the Chief Operating Officer, President and a director of the Company.
      (4) David S. Jones is the Executive Vice President and a director of the Company.
      (5)   All stock held by officers and/or directors is restricted per Rule
            144.
      (6) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of billserv.com, Inc.'s common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on its review of copies of the reports filed with the Securities and Exchange

Commission and written representations of its directors and executive offers, billserv.com believes all persons subject to reporting timely filed the required reports in 1999.

                                   MANAGEMENT

EXECUTIVE OFFICERS

      Below are the names and ages of the Executive Officers of billserv.com and a brief description of their prior experience and qualifications.

      o  Michael R. Long      See biography of Mr. Long on page 3.

      o  Louis A. Hoch        See biography of Mr. Hoch on page 4.

      o  David S. Jones       See Biography of Mr. Jones on page 3.

      o  Lori A. Turner       Age 42, Vice President and Chief Financial Officer

                              Lori A. Turner, CPA, joined the Company as Chief Financial Officer in December 1998. Prior to joining the Company, Ms. Turner served as Treasurer and Chief Financial Officer at Docucon, Inc. She held various positions at Docucon, including Controller, Vice-President, Finance, and Assistant Secretary from 1990 until her departure in 1999. From 1984 through 1989, Ms. Turner held various financial positions at Fuddruckers, Inc., a fast-food restaurant chain. Prior to joining Fuddruckers, she worked as a consultant for Fuddruckers and other firms. Ms. Turner holds a MBA from the University of Texas at San Antonio.

      o Marshall N. Millard   Age 37, Vice President, Secretary and General
                              Counsel

                              Mr. Millard also joined the Company in November 1998. He possesses over 10 years experience in providing legal counsel to publicly-traded and privately-held companies. Mr. Millard has extensive experience in negotiating and preparing strategic alliances, mergers and acquisitions, financing agreements, other business contracts, and also has a strong background in litigation and appeals. He is licensed to practice law in the Supreme Court and all lower courts in the State of Texas, the Western District of Texas and the Fifth Circuit Court of Appeals. He earned a Juris Doctor degree from St. Mary's University School of Law, in 1988, where he served as a Senior Associate Editor for the ST. MARY'S LAW Journal. Mr. Millard has held corporate counsel positions at Southwestern Bell Telephone, a subsidiary of SBC Communications, 1993; U.S. Long Distance Corp. (now owned by Qwest Communications International), 1993-1996; and Billing Concepts, 1996-1998.

COMPENSATION OF EXECUTIVE OFFICERS

No executive officer of the Company received or accrued cash compensation in excess of $20,000 during fiscal year ended 1998. The following tables sets forth all compensation paid by the Company during the fiscal year ending December 31, 1998 to all executive officers of the Company:

NAME OF PRINCIPAL                                                RESTRICTED
POSITION                           YEAR           SALARY       STOCK AWARDS (1)
--------------------------------------------------------------------------------

Michael R. Long                    1998          $ 14,835          1,183,333
Chairman and CEO

Louis A. Hoch                      1998          $ 11,868          1,183,334
President and C.O.O.

David S. Jones                     1998          $ 14,840          1,183,333
Executive Vice President

Marshall Millard                   1998          $  7,318            150,000
Secretary, Vice President
and General Counsel

Lori A. Turner                     1998          $   NA              100,000
Treasurer, Vice President
and CFO

      (1) In January of 1999, subject to shareholder approval, the officers named have been awarded the following number of options to purchase shares of common stock of the Company: Mr. Long, 100,000; Mr. Hoch, 100,000; Mr. Jones, 100,000; Ms. Turner, 40,000; and Mr. Millard,
            40,000. The option price in each case is $2.81 per share.


EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

      billserv.com has entered into an employment contract with all of its other executive officers. These agreements have a three (3) year term and provide for an annual salary, bonuses at the discretion of the Board of Directors, and health benefits. The figures reflected are stated for December 1998. In 1999, each of the named officers are to receive 1999 salary compensation as follows:
Mr. Long, $150,000; Mr. Hoch, $140,000; Mr. Jones, $120,000; Ms. Turner,
$100,000; and Mr. Millard, $100,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Prior to April 6, 1999, billserv.com did not have a Compensation Committee or other committee of the Board of Directors performing similar functions. Prior to this time, decisions concerning compensation of the executive officers were generally made by the members of the Board of Directors. Currently, the Compensation Committee consists of Messrs. Crist and Hemminghaus.

CERTAIN TRANSACTIONS

      On May 7, 1999, the Company contracted to issue a warrant for the purchase of up to 500,000 shares of common stock to Southwest Business Corp. ("SBC"), of San Antonio, Texas. Subject to specific performance criteria in sales and marketing of the Company's products, SBC may earn the right to purchase shares of common stock, at 110% of the closing bid price as of May 7, 1999 ($6.50), over a three year term. If SBC meets the contract requirements, the warrant will be issued in accordance with exemption under Section 4(2) of the Securities Act of 1933, as amended, because the transaction is by an issuer not involving a public offering. To date no shares have been earned by SBC.

      On May 18, 1999, the Company also contracted with Pennsylvania Merchant Group ("PMG"), of West Conshohocken, Pennsylvania, to provide strategic and financial advisory services, including analysis of markets, products, positioning, financial models, organizations and staffing, potential strategic alliances, capital requirements and funding options. In exchange for these advisory services, the Company agreed to issue to PMG a warrant to purchase 111,085 shares of common stock of the Company at an exercise price of $6.75 per share (which represents the average closing price of the Company's stock over the twenty (20) day period preceding May 18, 1999). The warrant is exercisable for five (5) years. This warrant will be issued in accordance with exemption under Section 4(2) of the Securities Act of 1933, as amended, because the transaction is by an issuer not involving a public offering.

      On June 11, 1999, the Company issued 946,428 shares of common stock to two corporate investors, in exchange for $5.3 million in cash. The stock was issued pursuant to exemption under Regulation S. Neither investor is a "U.S. person" under Regulation S. Proceeds of this offering were used to repay advances to the Company by a consulting group of $2.0 million; to fund contractual commitments totaling $1.2 million for fundraising and public and investor relations services performed or to be performed by the Consulting Group; and for other general corporate operating purposes.

PRIVATE PLACEMENT

      On October 15, 1999 and October 22, 1999, ("the Closing") the Company issued 1,230,791 and 173,845 shares of Common Stock (the "Shares"), respectively to twenty-one accredited investors under a private placement offer (the "Offering"). The shares were issued at $3.25 per share which represented a discount upon the average reported closing sale price of the Company's Common Stock for the ten (10) business days immediately preceding the Closing date. Net proceeds to the Company totaled approximately $4,188,053 net of expenses of $377,009, which included $264,299, or 6.5% of the Offering, paid Pennsylvania Merchant Group ("PMG") as Placement Agent. Of the Shares issued on October 22, 1999, 153,846 shares were issued in satisfaction of the $500,000 of the Company's outstanding short-term note payable. The remaining $500,000 of the outstanding short-term note payable was paid on October 18, 1999.

      In accordance with the terms of the Offering, the Company also issued warrants to the twenty-one investors to purchase 1,404,637 shares of Common Stock at $3.75 per share, or one warrant for each Share issued. The warrants are exercisable for three years from the date of issuance, or October 14, 2002. The Company has right to call the exercise of the warrants at any time after six months after the date of the issuance and after the closing price of the Common Stock exceeds $12.00 for a period of twenty (20) consecutive trading days. Upon such call notice from the Company, the holders of the warrants must exercise the warrant within thirty days, after which time the Company will redeem each warrant for $.05.

      As additional compensation for acting as Placement Agent for the Offering, the Company issued a warrant to Pennsylvania Merchant Group for the purchase of 37,524, or 3% of the Shares sold in the Offering. The warrant is immediately exercisable, carries a five year term, an exercise price of $3.25, piggyback registration rights, and a cashless exercise provision.

BOARD REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

      Compensation decisions for the executive officers of billserv.com for compensation paid during the year ended December 31, 1998, were generally made by the members of the Board of Directors.

      The Company's goal is to attract, retain and reward a highly competent and productive employee group. To do so, the Board of Directors, as a whole, has determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the electronic commerce industry, general industry and the geographic areas in which billserv.com operates. The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on the individual's performance, the Company's financial performance and the competitive marketplace. The Board considered the median level of the market as competitive.

      BASE SALARY. The base salary policy provides for compensation at competitive levels. Increases in executive base salary are awarded for individual performance based on the executive's performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to financial achievements of the Company. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

      OPTION PLANS. In addition to the foregoing, subject to Stockholder approval, directors, officers and employees of billserv.com, Inc. may be compensated through awards under the Stock Plans discussed in Items 2-4 below.


1998 COMPANY PERFORMANCE

RESULTS OF OPERATIONS--FROM INCEPTION TO DECEMBER 31, 1998

The Company's activities for the five month period from inception to December 31, 1998 resulted in net operating losses of $289,770. The Company generated no revenues during the period. Operating expenses were generally not incurred until November 1998.

Selling expenses consisted primarily of payroll and related expenses for personnel engaged in marketing and selling activities, as well as advertising services under a consulting agreement. The Company expanded its sales and marketing staff subsequent to December 31, 1998 and intends to continue such expansion. It also will increase marketing and sales capabilities through various marketing and sales activities, including, advertising in trade publications, promotional activities and aggressive trade show attendance. Therefore the Company expects marketing and sales expense to increase substantially.

General and administrative expenses consisted primarily of payroll and related expenses for executive, accounting, legal and administrative personnel, as well as professional and consulting fees and other general corporate expenses. In 1998, financial and investor relation services provided to the Company, a related party, totaled $100,000. The Company expanded its general and administrative staff subsequent to December 31, 1998 and intends to continue such expansion. Therefore, the Company expects general and administrative expenses to increase substantially as it incurs additional costs related to the growth of its business.

RESULTS OF OPERATIONS--QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1999

The Company's activities for the quarter and nine months ending September 30, 1999 resulted in a net operating loss of $1,539,858 and $3,991,349 respectively. The Company generated no revenues during the period.

Selling expenses consisted primarily of payroll and related expenses for personnel engaged in marketing and selling activities, as well as advertising services purchased by the Company totaled $100,000 and $140,000 for the quarter and nine months ended September 30,1999. The Company expanded its sales and marketing staff during the quarter ended September 30, 1999 and intends to continue such expansion. The Company has opened sales offices in Arizona, California, Massachusetts, New Jersey, North Carolina, Pennsylvania, and Texas. The Company plans to increase its marketing and sales capacities through various marketing and sales activities, including, advertising in trade publications, promotional activities, and aggressive trade show attendance. Therefore the Company expects marketing and sales expense to increase substantially.

Research and development expenses totaled $260,847 and $600,389 for the quarter and nine months ended September 30, 1999. The Company devoted these resources to development of its technology infrastructure and operating systems.

General and administrative expenses consisted primarily of payroll and related expenses for executive, accounting, legal and administrative personnel, as well as professional and consulting fees and other general corporate expenses. For the quarter and nine months ended September 30, 1999, financial and investor relation's services provided to the Company totaled $100,000 and $650,000. The Company expects general and administrative expenses to increase as the Company expands its staff and incurs additional costs related to the growth of its business.


                                                              BOARD OF DIRECTORS

                                     ITEM 2.

              APPROVAL OF 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN

GENERAL

      On January 4, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc. (the "Comprehensive Plan"), the text of which is attached as ANNEX A to this Proxy Statement. Unless the Comprehensive Plan is approved by the stockholders, it and all awards granted pursuant to the Comprehensive Plan will, under the terms of the plan, be null and void. The material features of the Comprehensive Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Comprehensive Plan.

      The purpose of the Comprehensive Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent officers and employees, upon whose efforts and judgment the success of the Company (including its subsidiaries) is largely dependent. In furtherance of this purpose, the Comprehensive Plan authorizes the granting of non-qualified stock options ("Comprehensive Options") to purchase common stock to such officers and employees. In addition, The Comprehensive Plan authorizes the issuance of restricted common stock ("Restricted Shares") to officers and employees. A total of 2,000,000 shares of common stock (subject to adjustment as described below) are reserved for issuance upon the exercise of Comprehensive Options.

TERMS AND CONDITIONS

      Subject to stockholder approval, the Comprehensive Plan provides that the Company's Board of Directors shall appoint a committee of two or more directors appointed to administer the Comprehensive Plan (the "Committee"). The Committee may, at any time during the term of the Comprehensive Plan, grant any officer or employee an option exercisable for such number of shares of common stock as it shall deem to be in the best interest of billserv.com and which will serve to further the purposes of the Comprehensive Plan. By Board resolution, the Board indicated its present intent that no officer or employee receive, as his or her initial grant of options under the Comprehensive Plan, an option exercisable for more than 250,000 shares of common stock during one fiscal year of the Company. Options granted to the officers and employees under the Comprehensive Plan will vest according to the vesting schedule provided in the applicable option agreement executed between the Company and the employee.

      Under the Comprehensive Plan, options must be granted at an exercise price per share that is no less than the fair market value of the common stock at the date of grant. The exercise price of an option may be paid in cash, certified or cashier's check, money order, or by delivery of already owned shares of common stock having a fair market value equal to the exercise price (to the extent such shares have been owned by the optionee for at least six months and only if permitted by the applicable option agreement), or by delivery of a combination of such methods.

      The options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Comprehensive option is exercisable only by him, his guardian or legal representative.

      The expiration date of each option shall be fixed by the Committee, but such expiration date shall not exceed 10 years from the date of the grant.

TERMINATION OF COMPREHENSIVE PLAN

      The Comprehensive Plan will automatically terminate on January 4, 2009, and any option outstanding on such date will remain outstanding until it has either expired or been exercised. The Board may terminate, amend or suspend the Comprehensive Plan from time to time as the Board deems advisable.

RESTRICTED STOCK

      The Committee, in its sole discretion, may make awards of restricted stock to selected participants, which awards shall be evidenced by an award agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any award of restricted stock, the Committee may require a participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any award of restricted stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee's requirements within sixty (60) days after the date of grant.

      Subject to the terms and conditions of the respective award agreement, the Participant, as the owner of the Common Stock issued as restricted stock and any retained distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such Common Stock and the right to receive cash dividends or distributions thereon when, as and if paid.

      Within the limits set forth in the Plan, an award of restricted stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a change of control. Vesting may also be accelerated upon death, permanent disability or retirement.

      Restricted stock and any retained distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restricted period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such restricted stock was awarded. The Committee may, at any time, reduce the restricted period with respect to any outstanding shares of restricted stock and any retained distributions with respect thereto awarded under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences summarized below are based upon current tax laws and thus are subject to change. Moreover, this summary is not intended to be a complete description of all federal, state and local tax consequences of the Comprehensive Plan.

      The Comprehensive Plan permits officers and employees to receive grants of non-qualified stock options and qualified stock options. billserv.com has been advised that under the Internal Revenue Code, an optionee will not recognize any income for federal income tax purposes at the time a stock option is granted, nor will the Company be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of such shares. billserv.com generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise of a stock option.

      The Board of Directors believes that the Comprehensive Plan will assist in attracting and retaining qualified employees and officers and will have the effect of more significantly aligning the interests of the officers and directors with the billserv.com stockholders.

      In January of 1999, subject to shareholder approval, the officers named have been awarded the following number of options to purchase shares of common stock of the Company: Mr. Long, 100,000; Mr. Hoch, 100,000; Mr. Jones, 100,000; Ms. Turner, 40,000; and Mr. Millard, 40,000. The option price in each case is $2.81 per share.

      We recommend a vote FOR the approval of the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.

                                     ITEM 3.

                 APPROVAL OF 1999 NON-EMPLOYEE DIRECTOR PLAN

GENERAL

      On January 4, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Non-Employee Director Plan of billserv.com, Inc. (the "Director Plan"), the text of which is attached as ANNEX B to this Proxy Statement. Unless the Director Plan is approved by the stockholders on or before January 1, 2000, it and all awards granted pursuant to the Director Plan will, under the terms of the Director Plan, be null and void. The material features of the Director Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Director Plan.

      The purpose of the Director Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent non-employee directors, upon whose efforts and judgment the success of the Company (including its subsidiaries) is largely dependent. In furtherance of this purpose, the Director Plan authorizes the granting of non-qualified stock options ("Director Options") to purchase common stock to such non-employee directors. A total of 500,000 shares of common stock (subject to adjustment as described below) are reserved for issuance upon the exercise of Director options.

TERMS AND CONDITIONS

      Subject to stockholder approval, the Director Plan provides that the Company's Board of Directors (or, to the extent one is later elected, a committee of two or more directors appointed to administer the Director Plan) may, at any time during the term of the Director Plan, grant any non-employee director an option exercisable for such number of shares of common stock as it shall deem to be in the best interest of billserv.com and which will serve to further the purposes of the Director Plan. Director options granted to the directors under the Director Plan will vest according to the vesting schedule provided in the applicable option agreement executed between the Company and the director.

      Under the Director Plan, Director options must be granted at an exercise price per share that is equal to the fair market value of the common stock at the date of grant. The exercise price of a Director option may be paid in cash, certified or cashier's check, money order, or by delivery of already owned shares of common stock having a fair market value equal to the exercise price (to the extent such shares have been owned by the optionee for at least six months and only if permitted by the applicable option agreement), or by delivery of a combination of such methods.

      To prevent dilution of the rights of a holder of a Director option, the Director Plan provides for the adjustment of (1) the number of shares upon which Director options may be granted, (2) the number of shares subject to outstanding Director options and (3) the exercise price of a Director option, in the event of any subdivision or consolidation of shares of common stock, any stock dividend, recapitalization or other capital adjustment.

      The Director options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Director option is exercisable only by him, his guardian or legal representative.

      A Director option will terminate on the earlier to occur of (1) 30 days after the date that the optionee ceases to be a Director, except that if the optionee dies while a director, the Director option will expire one year therefrom or six months therefrom if the optionee dies during the 30-day period referenced above, or (2) the expiration date applicable to the particular Director option as set forth in the option agreement.

TERMINATION OF DIRECTOR OPTION PLAN

      The Director Plan will terminate on July 10, 2009, and any Director option outstanding on such date will remain outstanding until it has either expired or been exercised.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences summarized below are based upon current tax laws and thus are subject to change. Moreover, this summary is not intended to be a complete description of all federal, state and local tax consequences of the Director Plan.

      The Director Plan permits non-employee directors to receive grants of non-qualified stock options. billserv.com has been advised that under the Code, an optionee will not recognize any income for federal income tax purposes at the time a non-qualified stock option is granted, nor will the Company be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of such shares. billserv.com generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise of a non-qualified stock option.

      The Board of Directors believes that the Director Plan will assist in attracting and retaining qualified members of the Board of Directors and will have the effect of more significantly aligning the interests of the members of the Board of Directors with the billserv.com stockholders.

1999 NON-EMPLOYEE DIRECTOR PLAN OPTION GRANTS

      On January 4, 1999, the Board of Directors granted Mr. Crist an option for 40,000 shares of billserv.com stock at an exercise price of $2.81 per share. On April 16, 1999, the Board of Directors granted Roger Hemminghaus an option to purchase 80,000 shares of billserv.com common stock at an exercise price of $5.18 per share under the Director Plan. As of November 9, 1999, no other options had been granted under the Director Plan. Should the Shareholders of billserv.com, Inc. not approve the 1999 Non-Employee Director Plan, these options will be null and void.

      We recommend a vote FOR the approval of the 1999 Non-Employee Director Plan of billserv.com, Inc.

                                     ITEM 4.

                APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

      On January 4, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Employee Stock Purchase Plan of billserv.com, Inc. (the "Employee Plan"), the text of which is attached as ANNEX C to this Proxy Statement. Unless the Employee Plan is approved by the stockholders on or before January 1, 2000, it and all awards granted pursuant to the Employee Plan will, under the terms of the plan, be null and void. The material features of the Employee Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Director Plan.

      The purpose of the Employee Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the company (including its subsidiaries) is largely dependent. In furtherance of this purpose, the Employee Plan authorizes a plan allowing qualified employees to purchase common stock of the Company at a discounted rate. A total of 1,000,000 shares of common stock (subject to adjustment as described below) are reserved for issuance upon the enrollment of employees to the Plan.

TERMS AND CONDITIONS

      Subject to stockholder approval, the Employee Plan provides that the Company's Board of Directors shall appoint a committee of two or more directors appointed to administer the Employee Plan. The Committee may, at any time during the terms of the Employee Plan, authorize the issuance of any number of shares of common stock purchased by a qualified employee pursuant to the Employee Plan to further the purposes of the Director Plan.

      Under the Employee Plan, qualified employees may purchase common stock from the Company at a price equal to the lesser of: (1) 85% of the Closing Market Price on the first date of trading of the participation period ("Grant Date") of the stock as of the participation date; or (2) 85% of the Closing Market Price or the last trading day of the participation period ("Exercise Date").

      To qualify for the Employee Plan, an employee must complete 3 months of service with the company and not own, directly or indirectly, or have options outstanding enabling the employee to purchase 5% or more of the outstanding stock. An employee's participation will terminate immediately when a participant ceases to be an employee of billserv.com, Inc.

TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN

      The Employee Plan may be amended or terminated by the Board at any time as permitted by law, with the exception that the Employee Plan may only be amended once every six months unless necessary to comply with Internal Revenue Services Regulations.

FEDERAL INCOME TAX CONSEQUENCES

      Participants shall be responsible for all personal income tax obligations as a result associated with the sell of shares of Common Stock purchased through the Plan.

      The Board of Directors believes that the Employee Plan will assist in attracting and retaining qualified employees and will have the effect of more significantly aligning the interests of the employees with the billserv.com stockholders.

      We recommend a vote FOR the approval of the 1999 Employee Stock Purchase Plan of billserv.com, Inc.

                                     ITEM 5.

          RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS

      The Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed ERNST & YOUNG, LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 1999 and to render other professional services as required.

      The Company is submitting the appointment of ERNST & YOUNG, LLP to stockholders to obtain your ratification. Representatives of ERNST & YOUNG, LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

      We recommend a vote FOR the ratification of ERNST & YOUNG, LLP as the independent auditors for the current fiscal year.

                  ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

            A stockholder may recommend a nominee to become a director of billserv.com by giving the secretary of the Company (at the address set forth above) a written notice setting forth certain information, including: (1) the name, age, business and residence address of the person intended to be nominated, (2) a representation that the nominating stockholder is in fact a holder of record of billserv.com common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified, (3) a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination, (4) any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and (5) the nominee's written consent to serve, if elected. Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph.

      The Company's 2000 annual meeting of stockholders is currently scheduled for May, 2000. Copies of the Company's Bylaws are available upon written request made to the secretary of billserv.com at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in billserv.com, Inc.'s proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and the Company's Bylaws.


              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                                                                         ANNEX A


                                BILLSERV.COM INC.
                     1999 EMPLOYEE COMPREHENSIVE STOCK PLAN

      1. PURPOSE. The purpose of this 1999 Employee Comprehensive Stock Plan (the "Plan") is to further the success of billserv.com, a Nevada corporation (the "Company"), and certain of its affiliates by making available Common Stock of the Company to certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Subject to compliance with the provisions of the Plan and the Code, Incentive Stock Options as authorized by Section 422 of the Code and stock options which do not qualify under Section 422 of the Code are authorized and may be granted under the Plan. Further, the Company may grant Restricted Stock, as defined below.

      2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated:

            (a) "Award" means an award of stock options (including Incentive Stock Options) or Restricted Stock, on a stand alone, combination or tandem basis, as described in or granted under this Plan.

            (b) "Award Agreement" means a written agreement setting forth the terms of an Award, in the form prescribed by the Committee.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Cause" shall mean, in the context of the termination of a Participant, as determined by the Board, in the reasonable exercise of its business judgment the occurrence of one of the following events: (i) conviction of or a plea of nolo contendere to a charge of a felony (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform, or gross negligence in performing, Participant's duties and responsibilities; (iii) material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise; or (iv) the unauthorized absence of Participant from work (other than for sick leave or disability) for a period of thirty working days or more during any period of forty-five working days; provided, further, within one year following a Change of Control, "Cause" shall be limited to the conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to an appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise.

            (e) "Change of Control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company's then outstanding voting securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 40% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Committee" means the Committee administering the Plan described in Section 3 hereof.

            (h) "Common Stock" means the Company's common stock, par value $.001 per share.

            (i) "Continuous Status as an Employee" means that the employment relationship with any one or more of (i) the Company, (ii) any Parent, (iii) any Subsidiary has not been terminated or interrupted.

            (j) "Date of Grant" means the date on which an Award is granted under an Award Agreement executed by the Company and a Participant pursuant to the Plan.

            (k) "Disinterested Person" means a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision.

            (1) "Effective Date" means the effective date of this Plan specified in Section 14 hereof.

            (m) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

            (n) "Good Reason" shall mean the occurrence of any of the following events: (a) removal from the principal office held by the Participant on the date of the most recent Award, or a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for Cause; or (b) the Company otherwise commits a material breach of this Plan, or the Participant's employment agreement, if applicable; provided, however, that within one year following a Change of Control, "Good Reason" shall mean (i) removal from the principal office held by the Participant on the date of the most recent Award, (ii) a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for cause; (iii) relocation of the Company's headquarters from the San Antonio, Texas metropolitan area, (iv) a material reduction of participant's compensation, or (v) the Company otherwise commits a material breach of this plan, or the Participant's employment agreement, if applicable.

            (o) "Incentive Stock Option" means an option qualifying under
Section 422 of the Code.

            (p) "Parent" means a parent corporation of the Company as defined in
Section 424(e) of the Code.

            (q) "Participants" means the employees and officers of the Company, its Subsidiaries and its Parent (including those directors of the Company who are also employees of the Company, its Parent or one or more of its Subsidiaries).

            (r) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one year nor more than two years from the Date of Grant.

            (s) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to an Award that remain subject to the Restricted Period.

            (t) "Retained Distributions" shall mean any securities or other property (other than cash dividends) distributed by the Company or otherwise received by the holder in respect of Restricted Stock during any Restricted Period.

            (u) "Retirement" shall mean retirement of a Participant from the employ of the Company, its Parent, or its Subsidiaries, as the case may be, in accordance with the then existing employment policies of any such employer.

            (v) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

      3. ADMINISTRATION OF THE PLAN. The Board shall appoint a committee (the "Committee") comprised of two or more directors to administer the Plan. Only directors who are Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to make determinations with respect to the participation of Participants in this Plan, to prescribe the form of Award Agreements embodying Awards made under the Plan, and, except as otherwise required by law or this Plan, to set the size and terms of Awards (which need not be identical or consistent with respect to each Participant) including vesting schedules, price, whether stock options granted hereunder shall constitute an Incentive Stock Option, restriction or option period, post-retirement and termination rights, payment alternatives such as cash, stock or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner the Committee deems advisable for the administration of the Plan and make determinations pursuant to any Plan provision or Award Agreement, which shall be final and binding on all persons. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      4. COMMON STOCK SUBJECT TO PROVISIONS OF THIS PLAN. Upon approval of this Plan by the directors and shareholders of the Company, the total number of shares to be subject to options under this Plan shall be 2,000,000 of the issued and outstanding common shares of the Company. Thereafter, an amount of additional shares to be subject to options shall automatically be available for award under this Plan, such that at no time shall the total number of shares subject to options under this Plan be less than five percent (5%) of the then issued and outstanding common shares of the Company. In all events, the total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend, split or reclassification of shares subject to this Plan.

      5. ELIGIBILITY. Except as hereinafter provided, Awards may be granted to any Participant as the Committee shall determine from time to time. In determining the Participants to whom Awards shall be granted and the number of shares to be covered by each such Award, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant. A Participant who has been granted an Award under the Plan may be granted an additional Award or Awards under the Plan, in the Committee's sole discretion.

      6. AWARDS UNDER THIS PLAN. The Committee, in its sole discretion, may make Awards of stock options (including Incentive Stock Options and stock options that do not qualify as Incentive Stock Options) as described in Sections 7 and 8 hereof, and of Restrictive Stock, as described in Section 10 hereof.

      7. OPTIONS AUTHORIZED. The options subject to Award under this Plan may be Incentive Stock Options or stock options that do not qualify as Incentive Stock Options (sometimes referred to herein as "nonqualified options" or "nonqualified stock options"). The Committee shall have the full power and authority to (i) determine which options shall be nonqualified stock options and which shall be Incentive Stock Options, (ii) grant only Incentive Stock Options or, alternatively, only nonqualified stock options, and (iii) in its sole discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and canceled and/or containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. Under no circumstances may nonqualified stock options be granted where the exercise of such nonqualified stock options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. In addition to any other limitations set forth herein, (1) no Participant shall receive any grant of options, whether Incentive Stock Options or nonqualified stock options, exercisable for more than two hundred fifty thousand (250,000) shares of Common Stock during any one fiscal year of the Company and (2) the aggregate fair market value (determined in accordance with Paragraph 8(a) of the Plan as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed one hundred thousand dollars ($100,000.00).

      8. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by an Award Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

            (A) OPTION PRICE. The option exercise price per share with respect to each option shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option exercise price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the option as determined by the Committee. For the purposes of this Paragraph 8(a), fair market value shall be, where applicable, the closing price of the Common Stock on the Date of Grant of such option as reported on any national securities exchange on which the Common Stock may be listed. If the Common Stock is not listed on a national securities exchange but is publicly traded on the Nasdaq Stock Market's National Market or on another automated quotation system, the fair market value shall be the closing price of the Common Stock on the Date of Grant, or if traded on the Nasdaq Small Cap or Nasdaq Over-The-Counter market, the fair market value shall be the mean between the closing bid and ask prices on any such system or market. If the Common Stock was not traded on the Date of Grant of such option, the nearest preceding date on which there was a trade shall be substituted. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions. The Committee may permit the option exercise price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of the exercise equal to the option exercise price.

            (B) PERIOD OF OPTION. The expiration date of each option shall be fixed by the Committee, but notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten (10) years from the Date of Grant of the option.

            (C) VESTING OF STOCKHOLDER RIGHTS. Neither the optionee nor his successor in interest shall have any of the rights of a stockholder of the Company until the shares relating to the option hereunder are issued by the Company and are properly delivered to such optionee, or successor.

            (D) EXERCISE OF OPTION. Each option shall be exercisable from time to time (but not less than six (6) months after the Date of Grant) over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so purchasable are less than twenty five (25) shares. After the death of the optionee, an option may be exercised as provided in
Section 9(c) hereof.

            (E) DISQUALIFYING DISPOSITION. The Award Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to exercise of the option within the two-year period commencing on the day after the Date of Grant of such option or within the one-year period commencing on the day after the date of issuance of the share or shares to him pursuant to the exercise of such option, he shall, within ten (10) days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

            (F) LIMITATION ON GRANTS TO CERTAIN STOCKHOLDERS. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the option is granted, does not own, after application of the attribution rules of Code Section 424, stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restrictions shall not apply if at the time the option is granted the option price is at least one hundred ten percent (110 %) of the fair market value (as defined in Section 8(a) above) of the Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

            (G) RESTRICTION ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            (H) CONSISTENCY WITH CODE. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Award Agreements relating to Incentive Stock Options pursuant to the Plan shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder.

      9.    EXERCISE OF OPTION.

            (a) Any option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Award Agreement, (ii) full payment of the aggregate option exercise price of the shares as to which the option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

            (b) Upon Retirement or other termination of the Participant's Continuous Status as an Employee, other than (a) a termination that is either
(i) for Cause or (ii) voluntary on the part of a Participant and without the written consent of the Company, a Parent, or any Subsidiary (b) a termination by reason of death, the Participant may (unless otherwise provided in his Award Agreement) exercise his option at any time within three (3) months after such termination of the Participant's Continuous Status as an Employee (or within one
(1) year after termination of the Participant's Continuous Status as an Employee due to permanent and total disability within the meaning of Code Section 22(e)(3)), or within such other time as the Committee shall authorize, but in no event may the Participant exercise his Option after ten (10) years from the Date of Grant thereof (or such lesser period as may be specified in the Award Agreement), and only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of the Participant's Continuous Status as an Employee. In the event of the termination of the Continuous Status as an Employee of a Participant to whom an option has been granted under the Plan that is either (i) for Cause or (ii) voluntary on the part of the Participant and without written consent, any option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of the Participant's Continuous Status as an

Employee. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The Award Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence.

            (c) In the event a Participant to whom an option has been granted under the Plan dies during, or within three (3) months after the Retirement or other termination of, the Participant's Continuous Status as an Employee, such option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Award Agreement) may be exercised (to the extent of the entire number of shares covered by the option whether or not purchasable by the Participant at the date of his death) by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such option by will or by the laws of descent and distribution, at any time within a period of one (1) year after his death, but not after the exercise termination date set forth in the relevant Award Agreement.

            (d) If as of the date of termination of the Participant's Continuous Status as an Employee (other than as a result of the Participant's death) the Participant is not entitled to exercise his or her entire options, the shares of Common Stock covered by the unexercisable portion of the option shall revert to the Plan. If the Participant (or his or her designee or estate as provided in Section 9(c) above) does not exercise his or her options within the time specified in the Plan and the Award Agreement, the unexercised options shall terminate and the shares of Common Stock covered by such options shall revert to the Plan.

      10.   TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

            (A) GENERAL. The Committee, in its sole discretion, may make Awards of Restricted Stock to selected Participants, which Awards shall be evidenced by an Award Agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any Award of Restricted Stock hereunder, the Committee may require a Participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any Award of Restricted Stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee's requirements within sixty (60) days after the Date of Grant.

      Subject to the terms and conditions of the respective Award Agreement, the Participant, as the owner of the Common Stock issued as Restricted Stock and any Retained Distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such Common Stock and the right to receive cash dividends or distributions thereon when, as and if paid.

      Within the limits set forth in the Plan, an Award of Restricted Stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a Change of Control. Vesting may also be accelerated upon death, permanent disability or Retirement.

      Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant whose employment or service is subsequently terminated by reason of death, permanent disability or Retirement or for such other reason as the Committee may provide, such Participant (or his estate or beneficiary) will be entitled to receive such additional portion of his Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of non-vested Restricted Stock subject to the Award of Restricted Shares would have vested.

      Unless otherwise provided in the Award Agreement, in the event an Award of Restricted Stock is made to a Participant whose. employment with the Company, Parent, or Subsidiary, as applicable, is subsequently terminated by the Participant for Good Reason or by the company, Parent or Subsidiary as applicable, other than for Cause, then in any such event, the Participant will be entitled to receive such additional portion of his or her shares of Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of unvested Restricted Stock subject to the Award of Restricted Stock would have vested.

      Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant who subsequently voluntarily resigns or whose employment is terminated for Cause, then all such Restricted Stock and any Retained Distributions with respect thereto as to which the Restricted Period still applies shall be forfeited by such Participant and shall again become available for grant under the Plan.

            (B) TRANSFERABILITY. Restricted Stock and any Retained Distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such Restricted Stock was awarded. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock and any Retained Distributions with respect thereto awarded under the Plan.

      Shares of Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Participant to whom such Restricted Stock shall have been granted and shall bear a restrictive legend to the effect that ownership of such Restricted Stock (and any related Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Each certificate shall be deposited by the Participant with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained

Distributions that shall be forfeited or that shall not become vested in accordance with the respective Award Agreement. The certificate or certificates issued for the Restricted Stock may bear such legend or legends as the Committee may, from time to time, deem appropriate to reflect the restrictions under the Plan for such Restricted Stock.

            (C) STOCK CERTIFICATES; ADDITIONAL RESTRICTIONS. Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Each Participant will have the right to vote the Restricted Stock held by such Participant, to receive and retain all cash dividends and distributions thereon and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that:

                  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restricted Period applicable to such shares or portion thereof shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;

                  (ii) other than cash dividends and distributions and rights to purchase stock which might be distributed to stockholders of the Company, the Company will retain custody of all Retained Distributions made, paid, declared or otherwise received by the holder thereof with respect to Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock with respect to which they were made, paid or declared) until such time, if ever, as the Restricted Period applicable to the shares with respect to which such Retained Distributions shall have been made, paid, declared or received shall have expired, and such Retained Distributions shall not bear interest or be segregated in separate accounts; and

                  (iii) upon the breach of any restrictions, terms or conditions provided in the Plan or the respective Award Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions, such Restricted Stock and any related Retained Distributions shall thereupon be automatically forfeited.

            (D) MERGERS AND OTHER CORPORATE CHANGES. Unless otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all restrictions imposed on the Participant's Restricted Stock and any Retained Distributions shall automatically terminate and lapse and the Restricted Period shall automatically terminate; provided, however, that if the Change of Control occurs within six months of the Date of Grant the restrictions and Restricted Period shall terminate on the six month anniversary of the Date of Grant.

      11. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the option price, the number or kind of shares and other appropriate provisions covered by outstanding Awards that are required to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number and class of shares that may be the subject of Awards which are appropriate to reflect any transaction or event described in the preceding sentence.

      12. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Awards granted thereunder may conform to any changes in the law or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which stockholder approval is required in order to comply with
(i) Rule 16b-3, as amended, promulgated under the Exchange Act, (ii) the Code or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or (iv) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten (10) years after the Effective Date. No amendment, suspension, or termination of the Plan shall, without a Participant's consent, impair or negate any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.

      13. TAX WITHHOLDING. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the fair market value, as determined pursuant to Section 8(a) hereof, of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Participants who are subject to Section 16 of the Exchange Act are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six (6) months of the grant of the Award; and (ii) the election must be made either (a) six (6) months or more prior to the Tax Date or (b) during the period beginning on the third business day following the date of release for publication for the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

      14. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the date (the "Effective Date") of the last to occur of (i) the adoption of the Plan by the Board and (ii) the approval, within twelve (12) months of such adoption, by a majority (or such other proportion as may be required by state law) of the outstanding voting shares of the Company, voted either in person or by proxy, at a duly held stockholders meeting or by written stockholder consent but in any event not before the effectiveness of the Company's Form 10 Registration Statement filed under the Exchange Act.

      15. SPECIAL PROVISIONS REGARDING CHANGE OF CONTROL. The Board or the Committee may, from time to time, make special provisions for one or more Participants respecting a possible Change of Control of the Company, a Subsidiary, or Parent, and, to the extent that any such special provisions made with the consent of the affected employee may have the effect of accelerating vesting of stock options granted under the Plan or removal of restrictions on Restricted Stock allotted under the Plan or the effect of preventing a termination or dilution of benefits, such special provisions shall be controlling over and shall be deemed to be an amendment of any inconsistent terms of the applicable Award Agreement.

      16.   MISCELLANEOUS PROVISIONS.

            (a) If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan to continue to hold Common Stock thereby acquired. No such loans to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.

            (b) This Plan is intended and has been drafted to comply in all respects with Rule 16b-3, as amended, under the Exchange Act ("Rule 16b-3"). If any provision of this Plan does not comply with Rule 16b-3, this Plan shall be automatically amended to comply with Rule 16b-3.

            (c) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, a Parent, or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company, a Parent, any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Parent, or any Subsidiary.

            (d) To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the State of Nevada or the property laws of any particular state.

            (e) In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

            (f) None of a Participant's rights or interests under the Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of a Participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such individual.

            (g) No Restricted Stock or any Retained Distributions shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, or other securities laws.

            (h) The expenses of the Plan shall be borne by the Company.

            (i) By accepting any Award under the Plan, each Participant or beneficiary claiming under or through him shall be conclusively deemed to have indicated his acceptance ratification of, and consent to, any action taken under the Plan by the Company, the Committee or the Board.

            (j) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

            (k) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

            (1) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

                                                                         ANNEX B


                                BILLSERV.COM INC.
                         1999 NON-EMPLOYEE DIRECTOR PLAN


      1. PURPOSE. The purpose of this Plan is to advance the interests of billserv.com, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

      2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

            (a) "Board" shall mean the Board of Directors of billserv.com.

            (b) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 12 hereof.

            (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4 or Section 5 hereof.

            (d) "Director" shall mean a member of the Board or a member of the board of directors of a Parent on the date of adoption of the Plan.

            (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company or a Parent and who are not employees of the Company or a Subsidiary.

            (f) "Fair Market Value" of a Share on any date of reference shall be the closing price on the business day immediately preceding such date. For this purpose, the closing price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sales price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Shares are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing price of the Shares on such system, (iii) if Shares are otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, and (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five
(5) of the ten (10) preceding days.

            (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

            (h) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

            (i) "Option" shall mean any option granted under Section 4 or 5 of this Plan.

            (j) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

            (k) "Parent" shall mean a parent corporation of the Company as defined in Section 424(c) of the Code, if any.

            (l) "Payment Date" shall have the meaning set forth in Section 2(a).

            (m) "Plan" shall mean this 1999 Non-Employee Director Plan of billserv.com.

            (n) "Prior Plan" shall mean any plan which may have been in place prior to the execution of this plan.

            (o) "Share(s)" shall mean a share or shares of the common stock, ($0.001 per value, of the Company.

            (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

      3. SHARES AND OPTIONS. The maximum number of Shares to be issued pursuant to Options under this Plan shall be Five Hundred Thousand (500,000) Shares. Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonqualified Stock Option.

      4. AUTOMATIC GRANT OF OPTIONS. (a) Options shall automatically be granted to Directors as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

            (b) The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees and other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

            (c) No Options shall otherwise be granted hereunder, and neither the Board nor the Committee, if any, shall have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

      5. ELECTION WITH RESPECT TO ANNUAL DIRECTOR FEE. Each Eligible Person may elect to receive the Annual Director Fee in cash or in an Option, or partly in cash and partly in an Option. Any election to receive an Option shall be in writing and must be made not later than June 15, 1999, even if prior to the effective date of the Plan, for Options to be granted for the Payment Date in 1999, and thereafter such election shall be made not later than December 31 of each year with respect to the Annual Director Fee to be made on the Payment Date in the subsequent year. An election may not be revoked or changed after it is made. For purposes of this election and subject to Section 9, in lieu of receipt of the Annual Director Fee in cash, as elected by the Eligible Person, each $2 of cash compensation shall be convened into an Option, granted as of the Payment Date, to purchase one (1) share of Common Stock. If an Eligible Person so elects to receive an Option, the Company shall promptly deliver to such Eligible Person an Option Agreement. To be eligible to receive the Annual Director Fee, for any year, the Eligible Person must be a Director on the Payment Date for that Annual Director Fee. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

      6. OPTION PRICE. (a) The Option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

      7. EXERCISE OF OPTIONS. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 8; provided, however, that no Option shall be exercisable prior to six (6) months from the Date of Grant. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company.

      8. TERMINATION OF OPTION PERIOD. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (a) one (1) year after the date that an Optionee ceases to be a Director (including for this purpose a Director of a Parent) by reason of death of the Optionee or (2) six (6) months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 8(a); or

            (b) the tenth (10th) anniversary of the Date of Grant of the Option.

      9. ADJUSTMENT OF SHARES. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

            (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

      In addition, the Committee shall make such adjustments in the Option price and the number of shares covered by outstanding Options that are required to prevent dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, spin-off or any other change in capital structure of the Company.

            (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

            (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      10. TRANSFERABILITY OF OPTIONS. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that, so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise the related Option

      11. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to. the following:

            (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

            (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

      Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

      12. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than two (2) members of the Board; provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

            (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

            (c) Any and all decisions or determinations of the Committee shall be made either

(i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

            (d) This Plan is intended and has been drafted to comply with Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

            (e) This Plan shall not be amended more than once every six (6) months, other than to comport with applicable changes to the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      13. INTERPRETATION. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision never been included in this Plan.

            (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA EXCEPT TO THE EXTENT SUPERSEDED BY THE LAWS OF THE UNITED STATES OR THE PROPERTY LAWS OF ANY STATE.

            (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

            (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

      14. SECTION 83(B) ELECTION. If as a result of exercising an Option an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to such Optionee, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee,
(ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

      15. EFFECTIVE DATE AND TERMINATION DATE. This Plan is adopted as of January 4, 1999, but shall only become effective upon effectiveness of the Company's Registration Statement filed under the Securities Exchange Act of 1934, as amended. The effective date of any amendment to the

Plan is the date on which the Board adopted such amendment; provided, however, if this Plan is not approved by the stockholders of the Company within twelve
(12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on July 10, 2009, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised.

                                                                         ANNEX C


                                BILLSERV.COM INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE

      The billserv.com Inc. Employee Stock Purchase Plan (the "plan") is designed to encourage employees of billserv.com Inc. ("billserv.com") and its participating Subsidiaries (collectively, the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in billserv.com through the purchase of shares of the common stock, par value $0.001 per share, of billserv.com ("Common Stock"). These purchases are intended to establish a closer identification of employee, Company and stockholder interests and to provide employees with a direct means of participating in the Company's growth and earnings. It is anticipated that Plan participation will motivate employees to remain in the employ of the Company and give greater efforts on behalf of the Company. This Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    DEFINITIONS

      The following words or terms, when used herein, shall have the following respective meanings:

      "Closing Market Price" refers to the reported closing sales price for shares of the Common Stock as so reported in The Wall Street Journal for that day.

      "Committee" shall refer to the committee appointed by the billserv.com Board of Directors to administer this Plan.

      "Designated Broker" refers to the securities brokerage company that will assist billserv.com in administering the Plan and which may be designated from time to time by the Committee.

      "Effective Date" means July 1, 1999, the first Enrollment Date under the Plan.

      "Employee" refers to all full-time and part-time employees, employed by billserv.com or a Subsidiary on a continuous basis.

      "Employee Contribution Amounts" refers to the amounts contributed by employees via payroll deduction.

      "Enrollment Date" refers to July 1, 1999, the first Enrollment Date under the Plan, the first day of the initial six-month Participation Period ending December 31, 1999, and after that latter date, refers to January 1 and July 1, the first day of the succeeding six-month Participation Periods which continue thereafter.

      "Enrollment Period" refers to the designated Period that precedes each Enrollment Date during which employees eligible to participate are Provided the opportunity to enroll in the Plan. The Enrollment Period is approximately two weeks in duration and, generally, will expire approximately 10 to 14 days prior to the Enrollment Date. The exact dates for each Enrollment Period will be communicated to all eligible employees prior to the Enrollment Period.

      "Exercise Date" refers to the last stock Wading day in a Participation Period.

      "Fair Market Value" refers to the Closing Market Price on either the first or last stock trading day in the Participation Period as determined in accordance with Section 9.

      "Participant" refers to any employee meeting the eligibility requirements specified in Section 5 who has enrolled in the Plan.

      "Participation Period" refers to the six-month period from the Effective Date through December 31, 1999, and after that latter date refers to periods of January 1 through June 30 and July 1 through December 31, during which periods payroll deductions will be made to purchase stock under the Plan, or such other period as the Committee may at any time prescribe.

      "Plan" shall refer to this billserv.com Employee Stock Purchase Plan.

      "Subsidiary" refers to any present or future corporation that is a "subsidiary corporation" of the Company within the meaning of Section 424 of the Code.

3.    ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee") appointed by the Board of Directors of billserv.com (the "Board"), which Committee shall consist of at least two
      (2) persons, who need not be members of the Board. The members of the Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not limited to, the power to interpret the Plan, to make factual determinations and resolve issues of eligibility, stock price determination, or any other issues arising under the Plan or as a result of participation of Participants in the Plan.

      The Committee may act by majority decision of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment by the Board as soon as possible. All decisions by the Committee shall be final and conclusive and binding upon Participants and the Company.

4.    NATURE AND NUMBER OF SHARES

      The Common Stock subject to issuance under the terms of the Plan shall be shares of billserv.com's authorized but unissued shares. The aggregate number of shares that may be issued under the Plan shall not exceed one million (1,000,000) shares of Common Stock. If the total number of shares that Employees elect to purchase under the Plan exceeds the shares available, the Committee will allot shares among Employees.

      In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin-off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of billserv.com, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan, in the maximum number of shares that may be issued under the Plan and in the Participation Periods, subject to the approval of the Board and in accordance with Section 20 of the Plan.

      If billserv.com is acquired in a transaction whereby it is not the surviving entity or all or substantially all of billserv.com's assets are acquired, the Committee shall determine a Plan termination date. This date shall precede the expected effective date of such acquisition by not more than sixty (60) days. Employee Contribution Amounts accumulated during the period between the most recent Enrollment Date and Plan termination date shall be used to purchase shares for Participants in the manner provided in Section 9 utilizing the Plan termination date as the Exercise Date for determining the purchase price for shares of Common Stock. In the event the Plan is terminated and the acquisition transaction is not consummated, the Plan may be reactivated on a date determined by the Committee.

5.    ELIGIBILITY REQUIREMENTS

      Each Employee, except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with this Section 5 on the first Enrollment Date following employment by the Company. Participation in the Plan is voluntary.

      The following Employees are not eligible to Participate in the Plan:

      (i) Employees who have not completed at least three (3) months of continuous service with the Company as of the Enrollment Date; and

      (ii) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of billserv.com or any Subsidiary.

      Employees of any corporation that may become a Subsidiary after the Effective Date shall automatically be deemed to be eligible for participation under this Plan effective as of the Enrollment Date following the date (1) the corporation became a Subsidiary and (2) the Employees satisfied the continuous service requirements described above.

      All service with any parent corporation of billserv.com or any subsidiary of such parent will be taken into account as continuous service for purposes of this Section 5.

6.    ENROLLMENT

      Each eligible Employee of the Company as of the Effective Date will become an eligible Employee in the Plan on the Effective Date if immediately prior to the Effective Date he or she was eligible to participate in a plan of a future parent or subsidiary of billserv.com. Each other Employee of the Company who thereafter becomes eligible to participate may enroll in the Plan on the January 1 and July 1 Enrollment Dates following the date he or she first meets the eligibility requirements of Section 5 of the Plan. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the next succeeding January 1 or July 1 Enrollment Date. In order to enroll, an eligible Employee must complete, sign and submit the appropriate forms during the Enrollment Period to billserv.com's Human Resources Department. Continued enrollment in subsequent periods shall be automatic and no additional documentation is required, unless a Participant desires to revise the Employee Contribution Amount for the subsequent Participation Period. Employee Contribution Amounts shall remain constant if not changed at the Employee's request during an Enrollment Period. In order to terminate Plan participation, at any time, or change Employee Contribution Amounts during an Enrollment Period, the participant must complete, sign and submit the appropriate forms to billserv.com's Human Resources Department.

7.    GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

      Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by billserv.com to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment or continued enrollment by a Participant in the Plan will constitute a grant, on the Enrollment Date on which such re-enrollment or continued enrollment occurs, by billserv.com to the Participant of a new right to purchase shares of Common Stock. A Participant who has not terminated employment shall have shares of Common Stock automatically purchased for him or her on the applicable Exercise Date. The participant shall automatically be re-enrolled in the Plan for subsequent Participation Periods at the same Employee Contribution Amount, unless the Participant notifies billserv.com's Human Resources Department on the appropriate forms that he or she elects not to re-enroll or desires to change his or her Employee Contribution Amount. A Participant who has suspended payroll deductions during any Participation Period must re-enroll on the appropriate forms to participate in the Plan in any future Participation Periods.

      Each right to purchase shares of Common Stock under the Plan during any participation

Period shall have the following terms:

      (1) the right to purchase shares of Common Stock during any Participation Period shall expire on the earlier of (A) the completion of the purchase of shares on the Exercise Date or (B) the date on which the Participant terminates employment;

      (ii) in no event shall the right to purchase shares of Common Stock during any Participation Period extend beyond twenty-seven (27) months from the Enrollment Date;

      (iii) payment for shares purchased shall be made only with amounts contributed through payroll deductions;

      (iv)  purchase of shares shall be accomplished only in accordance with
            Section 9;

      (v)   the price per share shall be determined as provided in Section 9;

      (vi) the right to purchase shares of Common Stock (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of billserv.com or any Subsidiary) will in no event give the Participant the right to purchase a number of shares of Common Stock during a Participation Period in excess of the number of shares of Common Stock derived by dividing 1,000,000 by the Fair Market Value of the Common Stock on the applicable Grant Date, as defined in
            Section 9, determined in accordance with Section 9; and

      (vii) the right to purchase shares of Common Stock shall in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

8.    METHOD OF PAYMENT

      Payment of shares of Common Stock shall be made as of the applicable Exercise Date with amounts contributed through payroll deductions collected over the Plan's designated Participation Period, with the first such deduction commencing with the payroll period ending after the Enrollment Date. Each Participant will authorize such deductions from his or her pay for each month during the Participation Period. No changes in monthly deduction amounts are permitted subsequent to the Enrollment Period other than ceasing ongoing payroll deductions for the remainder of the Participation Period. Payroll deductions will be made in equal installments on each of the first two payrolls of each month during the Participation Period. No lump sum or prepayments are permitted. Employees may select any monthly Employee Contribution Amount as long as the following requirements are met:

      (i)   at least $10.00 is deducted each month;

      (ii)  amount selected is a multiple of $5.00;

      (iii) total amount deducted does not exceed Employee's net pay of their base salary; and

      (iv) the aggregate of monthly deduction amounts does not exceed $10,625.00 in any Participation Period (under this Plan and under all other similar stock purchase plans of billserv.com or any Subsidiary). If for any reason a Participants's contributions to the Plan exceed $10,625.00 during any Participation Period, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

      A Participant may suspend payroll deductions at any time during a Participation Period by given written notice to billserv.com's Human Resources Department on the appropriate forms, which will be processed effective for the first payroll period that is administratively feasible. In such case, the Participant's account balance shall still be used to purchase Common Stock at the end of the Participation Period. Any Participant who suspends payroll deductions during any Participation Period cannot resume payroll deductions during such period and must re-enroll in the Plan during a subsequent Enrollment Period in order to participate in any future Participation Periods.

      Except in the case of termination of employment, the amount in a Participant's account at the end of any Participation Period shall be applied to the purchase of shares, as provided in Section 9.

9.    SHARES

       The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Participation Period. The price to be paid for the Common Stock to be purchased at the expiration of such Participation Period shall be determined as the lower of. (a) 85 % of the Closing Market Price on the first trading day of the Participation Period (Grant Date) or (b) 85% of the Closing Market Price on the last trading day in the Participation Period (Exercise Date). These dates constitute the date of grant and the date of exercise for valuation purposes under
       Section 423 of the Code.

       The number of shares of Common Stock, including fractional shares, purchased on behalf of a Participant shall be recorded in the Designated Broker stock trading account established for each Participant as soon as administratively feasible, but no later than five (5) business days following the last business day of the preceding Participation Period. The number of shares purchased shall be computed by dividing the aggregate Employee Contribution Amount by the price for the Common Stock determined in the manner described in the preceding paragraph. Participants shall be treated as the record owners of the shares, with all rights of a stockholder, effective as of the date the shares are posted to the Participant's stock trading account. Any fees associated with maintaining these stock trading accounts shall be the obligation of the Company.

10.   WITHDRAWAL OF SHARES

      The record of shares of Common Stock purchased shall be maintained in an individual stock trading account established at the Designated Broker on behalf of the Participant until the shares are either withdrawn or sold. A Participant may elect to withdraw all shares held in his or her account at any time (without withdrawing from the Plan) by giving notice to the Designated Broker. Upon receipt of such notice, the Designated Broker will arrange for either (a) the issuance and delivery of all shares held in the Participant's account as soon as administratively feasible or (b) the sale of the shares, as described by the Participant.

      Certificates shall be issued only in the following situations:

      (i)   if the Participant requests a certificate; or

      (ii) if the Participant terminates employment with the Company and requests a certificate.

      In both of these cases, the Participant will be required to notify the Designated Broker and pay an issuance fee. The share certificate will be issued to the Participant as soon as administratively feasible after the receipt by the Designated Broker of the required form and payment of the issuance fee.

      Fractional shares shall be handled as follows: For share withdrawals, only whole shares will be certified and issued to Participants. A payment will be made to the Participant for any fractional shares owned by the Participant. This payment shall be computed using the Closing Market Price of a share of Common Stock on the date the withdrawal is processed by the Designated Broker. For shares sold, Participants shall receive credit for all whole and fractional shares at the actual price for which the shares were sold.

11.   INCOME TAX OBLIGATIONS

      Participants shall be responsible for all personal income tax obligations associated with selling shares of Common Stock purchased through this Plan. The Committee shall recommend that each Participant seek competent, professional tax advice prior to enrolling in the Plan to ensure he or she fully understands the tax consequences resulting from stock sales.

12.   TERMINATION OF PARTICIPATION

      The right to participate in the Plan terminates immediately when a Participant ceases to be employed by Billing or any Subsidiary. Employee Contribution Amounts collected prior to the date of termination of employment shall be paid in cash. The cash shall be delivered to the Participant as soon as administratively feasible following the end of the Participation Period in which the Participant's employment terminates. Employee Contribution Amounts for Participants who are on a Leave of Absence will be used to purchase Common Stock at the conclusion of the Participation Period in accordance with Section 9.

13.   DEATH OF A PARTICIPANT

      As soon as administratively feasible after receiving notification of the death of a Participant, Employee Contribution Amounts collected prior to the date of termination of employment shall be paid in cash to the Participant's estate. No additional shares of Common Stock may be purchased on behalf of a Participant after notification of death is received. All assets in a Participant's stock trading account will remain in the Participant's account until the person whom the Participant has elected a joint tenant, with or without right of survivorship, or the representative of the Participant's estate requests delivery thereof from the Designated Broker and submits such documentation as the Designated Broker may require to show proof of entitlement thereto.

14.   ASSIGNMENT

      The rights of a Participant under the Plan shall not be assignable or otherwise transferable by the Participant except by win or the laws of descent and distribution or pursuant to a qualified domestic relations order. No purported assignment or transfer of any rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If the foregoing provisions of this Section 14 are violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan shall be to pay the person entitled thereto the Employee Contribution Amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares of Common Stock under the Plan shall be exercisable only during the Participant's lifetime and only by him or her.

15.   COSTS

      billserv.com will pay all expenses incident to establishing and administering the Plan. Expenses to be incurred by Participants shall be limited to brokerage fees relating to sales of stock from the Participant's account (as described herein), issuance fees (as described in Section 10) and any personal income tax obligations.

16.   REPORTS

      At least annually, the Company shall provide or cause to be provided to each Participant a report of their Employee Contribution Amounts and the shares Of Common Stock purchased with such Employee Contribution Amounts by that Participant on each Exercise Date.

17.   EQUAL RIGHTS AND PRIVILEGES

      All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan that is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18.   RIGHTS AS A STOCKHOLDER

      A Participant shall have no rights as a stockholder under his or her rights to purchase Common Stock until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 effective as of the date the shares are posted to the Participant's stock trading account.

19.   MODIFICATION AND TERMINATION

      The Board may amend or terminate the Plan at any time as permitted by law, with the exception that the provisions of the Plan (including, without limitation, the provisions of Sections 8 and 9) that constitute a formula award for purposes of Rule l6b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), may not be amended more than once every six (6) months, other than to comply with changes in the Code, or the rules thereunder. No amendment shall be effective unless within one (1) year after the change is adopted by the Board it is approved by the holders of a majority of the voting power of billserv.com's outstanding shares:

            (i) if and to the extent such amendment is required to be approved by stockholders to continue the exemption provided for in Rule l6b-3 (or any successor provision); or


            (ii) if such amendment would cause the rights granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of Section 423 of the Code (or any successor provision).

20.   BOARD AND STOCKHOLDER APPROVAL; EFFECTIVE DATE

      The Plan was approved by the Board and by the sole stockholder of billserv.com on January 4, 1999. The Plan will become effective as of July 1, 1999.

21.   GOVERNMENTAL APPROVALS OR CONSENTS

      The Plan and any offering or sale made to Employees under the Plan are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22.   USE OF FUNDS

      All Employee Contribution Amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

23.   NO ADDITIONAL PURCHASE RIGHTS OR EMPLOYMENT RIGHTS

      Other than for rights to purchase Common Stock under the Plan, the Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employee to purchase any shares under the Plan, or create in any Employee or class of Employee any right with respect to continuance of employment with the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, any Employee's employment at any time.

24.   EFFECT OF PLAN

      The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

25.   GOVERNING LAW

      The laws of the State of Nevada will govern all matters relating to the Plan except to the extent superseded by the laws of the United States or the property laws of any particular state.

26.   NO PAYMENT OF INTEREST

      No interest will be paid or allowed on any Employee Contribution Amounts or amounts credited to the account of any Participant.

27.   OTHER PROVISIONS

      The agreement to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way conflict with the terms of the Plan.

                                                                         ANNEX D


                               billserv.com, Inc.
                          (a development stage company)

                              Financial Statements

                         PERIOD ENDED DECEMBER 31, 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                                    CONTENTS

Report of Independent Auditors ........................................1


Financial Statements

Balance Sheet .........................................................2
Statement of Operations ...............................................3
Statement of Shareholders' Equity (Deficit) ...........................4
Statement of Cash Flows ...............................................5
Notes to Financial Statements .........................................6

                         Report of Independent Auditors



Board of Directors
billserv.com, Inc.

We have audited the accompanying balance sheet of billserv.com, Inc. (a development stage company) as of December 31, 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the period from inception (July 30, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of billserv.com, Inc. at December 31, 1998, and the results of its operations and its cash flows for the period from inception (July 30, 1998) through December 31, 1998 in conformity with generally accepted accounting principles.



                                            Ernst & Young LLP

San Antonio, Texas
June 1, 1999, except for Note 7,
as to which the date is November 19, 1999
                               billserv.com, Inc.
                          (a development stage company)

                                  Balance Sheet

                                December 31, 1998


ASSETS
Current assets:
   Cash and cash equivalents ...................................      $ 329,618
   Related party accounts receivable ...........................         24,000
   Prepaid expenses ............................................          3,213
   Other current assets ........................................         31,149
                                                                      ---------
Total current assets ...........................................        387,980

Property and equipment, net of
   accumulated depreciation of $559 ............................         19,550
                                                                      ---------

Total assets ...................................................      $ 407,530
                                                                      =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable ............................................      $   3,779
   Accounts payable - related party ............................        150,000
   Accrued expenses ............................................         38,127
   Advance from shareholders ...................................        500,000
                                                                      ---------
Total current liabilities ......................................        691,906

Equity subject to potential redemption .........................          5,300

Shareholders' equity (deficit):
   Common stock - $.001 par value, 200,000,000 shares
      authorized, 10,030,000 shares issued and outstanding
      at December 31, 1998 .....................................         10,030
   Additional paid-in capital ..................................           --
   Deficit accumulated during the development stage ............       (299,706)
                                                                      ---------
Total shareholders' equity (deficit) ...........................       (289,676)
                                                                      ---------

Total liabilities and shareholders' equity (deficit) ...........      $ 407,530
                                                                      =========


SEE ACCOMPANYING NOTES.

                               billserv.com, Inc.
                          (a development stage company)

                             Statement of Operations

               From Inception (July 30, 1998) to December 31, 1998


Revenues ....................................................      $       --

Operating expenses:
  Selling expenses ..........................................            88,298
  General and administrative ................................           200,913
  Depreciation ..............................................               559
                                                                   ------------
Total operating expenses ....................................           289,770
                                                                   ------------

Loss before income taxes ....................................          (289,770)

Income taxes ................................................              --
                                                                   ------------

Net loss ....................................................      $   (289,770)
                                                                   ============

Net loss per common share - basic ...........................      $      (0.03)
                                                                   ============

Weighted average common shares outstanding - basic ..........        10,030,000
                                                                   ============


SEE ACCOMPANYING NOTES.

                               billserv.com, Inc.
                          (a development stage company)

                   Statement of Shareholders' Equity (Deficit)

                                                                                                           DEFICIT
                                                                                                         ACCUMULATED       TOTAL
                                                                                            ADDITIONAL   DURING THE    SHAREHOLDERS'
                                                                     COMMON STOCK            PAID-IN     DEVELOPMENT      EQUITY
                                                                SHARES           AMOUNT      CAPITAL       STAGE         (DEFICIT)
                                                             -----------------------------------------------------------------------
Balance at inception ....................................           1,000      $     --        $--      $     --         $     --

Acquisition of shares and reverse merger on
  December 9, 1998 ......................................      10,029,000          10,030       --          (4,636)           5,394

Reclass of equity subject to potential redemption .......            --              --         --          (5,300)          (5,300)
Net loss for the period .................................            --              --         --        (289,770)        (289,770)
                                                             -----------------------------------------------------------------------
Balance at December 31, 1998 ............................      10,030,000      $   10,030      $--      $ (299,706)      $ (289,676)
                                                             =======================================================================


SEE ACCOMPANYING NOTES.

                               billserv.com, Inc.
                          (a development stage company)

                             Statement of Cash Flows

               From Inception (July 30, 1998) to December 31, 1998


OPERATING ACTIVITIES
Net loss .......................................................      $(289,770)
Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation .............................................            559
      Changes in operating assets and liabilities:
         Increase in related party receivables .................        (24,000)
         Increase in prepaid expenses and other current assets .        (34,362)
         Increase in accounts payable and accrued liabilities ..        191,906
                                                                      ---------
Net cash used in operating activities ..........................       (155,667)

INVESTING ACTIVITIES
Purchase of equipment ..........................................        (20,109)
Proceeds of acquisition/merger .................................          5,394
                                                                      ---------
Net cash used in investing activity ............................        (14,715)

FINANCING ACTIVITY
Advance from shareholders ......................................        500,000
                                                                      ---------
Net cash provided by financing activity ........................        500,000
                                                                      ---------
Increase in cash ...............................................        329,618

Cash and cash equivalents at beginning of period ...............           --
                                                                      ---------

Cash and cash equivalents at end of period .....................      $ 329,618
                                                                      =========


SEE ACCOMPANYING NOTES.

                               billserv.com, Inc.
                          (a development stage company)

                          Notes to Financial Statements

                                December 31, 1998


1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

billserv.com, Inc. (the Company) was incorporated on July 30, 1998 under the laws of the state of Texas for the purpose of providing billing services over the Internet. The Company, having no substantial assets, was acquired by and merged with and into Goldking Resources, Inc. (Goldking). A shareholder of Goldking transferred 4,000,000 shares of stock to the principals and certain key employees of the Company in exchange for all 1,000 shares of the Company's stock.

The shares of Goldking, a Nevada corporation formed to develop mineral rights, are traded on the National Association of Securities Dealers Over-the-Counter Bulletin Board (NASD OTC BB). On December 3, 1998, Goldking Resources, Inc. changed its name to billserv.com, Inc. and began trading under the symbol BLLS.

The acquisition has been accounted for as a "reverse acquisition" under the purchase method. The paid-in capital of the Company has been credited for $5,394, the fair value of the tangible net assets of Goldking. The results of operations of Goldking have been included in the Company's financial statements from December 9, 1998.

Comprehensive loss is the same as net loss for the period ended December 31, 1998.

BASIS OF PRESENTATION

The Company's principal activities have been research and development, raising capital, and organizational activities. Accordingly, it is considered a development stage company. The Company expects to incur losses during its first year of operations and may incur losses in subsequent years as development efforts continue after the commencement of generation of revenues. The Company plans to meet its capital requirements primarily through funding under a financing agreement and issuance of equity securities, capital lease financing, and in the longer term, revenue from services.

                               billserv.com, Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)

                                December 31, 1998


1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

Revenue consists of implementation fees, transaction fees, and professional and consulting fees. Recognition of implementation fee revenue is recognized when customer setup is complete. Transaction fees are recognized as revenue upon completion of transactions. Professional and consulting fees are recognized when services are rendered.

FEDERAL INCOME TAXES

The Company follows SFAS No. 109, "Accounting for Income Taxes." This statement establishes financial accounting and reporting standards for deferred income tax assets and liabilities that arise as a result of differences between the reported amounts of assets and liabilities for financial reporting and income tax purposes.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at original cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. The Company's computer systems are currently depreciated over a period of three years.

                               billserv.com, Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)

                                December 31, 1998


1.    SIGNFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is not presented as the assumed exercise of stock options is antidilutive due to the Company's net loss.

2.  ADVANCE FROM SHAREHOLDERS

The Company has received advances from a related party on a contemplated private placement of the Company's common stock. As of December 31, 1998, $500,000 had been advanced to the Company. An additional $1,500,000 was advanced in the period from January 1999 through May 1999. The equity securities will be issued under a Regulation S exemption. It is anticipated that net proceeds to the Company under this offering will be approximately $5.3 million. Of the proceeds, $1.2 million will be reserved for payments under the Company's Consulting Agreement. See Note 3.

3.  CONSULTING AGREEMENT

The Company has entered into a Consulting Agreement with a consulting group, consisting of minority shareholders, which will provide financial consulting, public relations services, advertising services, and investor relations services. The term of the agreement is for one year, from November 1, 1998 to October 31, 1999, and provides for services totaling $1.2 million. At December 31, 1998, the Company had received $150,000 in services from the consulting group. The related liability has been recorded as Accounts Payable Related Party and will be paid from the proceeds of the Regulation S offering.
See Note 2.

4.  INCOME TAXES

At December 31, 1998, the Company had a net operating loss carryforward for federal income tax purposes of approximately $290,000 which expires in the tax year 2019. The Company recorded a deferred tax asset and a corresponding valuation allowance of approximately $98,000 at December 31, 1998. There were no material temporary differences between the financial statement and tax basis of assets and liabilities.

                               billserv.com, Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)

                                December 31, 1998



4.  INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense at December 31, 1998 is:


    Tax at U.S. federal statutory rates .................          $(98,000)
    Valuation allowance .................................            98,000
                                                                   --------

    Income tax expense ..................................          $   --
                                                                   ========

5.  SUBSEQUENT EVENT

In January 1999, the Company's Board of Directors ratified, subject to shareholder approval, the adoption of three stock option plans and reserved 4,500,000 shares of its common stock for issuance to certain employees, consultants and directors. Under this plan, incentive and nonqualified options may be granted. Options granted under this plan are 33 1/3% vested after one year and vest thereafter at a rate of approximately 2.78% per month. In the event of a stock dividend, stock split or reverse stock split, reclassification, or recapitalization, the aggregate number and/or class of shares subject to the plan and exercise price prior to such occurrence are appropriately adjusted. The Company intends to submit these plans for shareholder approval in late 1999.

6.  YEAR 2000 ISSUE (UNAUDITED)

Although the Company is not aware of any material operational issue or costs associated with preparing its internal systems for the year 2000, there can be no assurance that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which include third-party software and hardware technology.

                               billserv.com, Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)

                                December 31, 1998



7.  EQUITY SUBJECT TO POTENTIAL REDEMPTION

On or about December 3, 1998, the Company, then under the control of former management, and then known as Goldking Resources, Inc., concluded an offering of approximately 5.3 million shares of the Company's common stock. This transaction was completed through the cancellation of approximately 6.2 million shares, held by shareholders who tendered their shares to the Company, followed by the Company's issuance of 5.3 million shares to 15 new shareholders, who paid par value to the Company for such shares, in the total amount of approximately $5,300.00. The new shareholders also paid an additional $300,000 to the shareholders who had agreed to cancel their shares. Subsequently, some of these new shareholders sold the shares into the secondary market. The Company timely filed a Form D reporting this transaction to the SEC, and claimed exemption under Rule 504. The SEC has challenged the validity of this claimed exemption.

The Company disputes the following assertions, but it is possible that the issuance of shares described above may have violated provisions of the federal and state securities laws which subject the Company to fines, penalties or other regulatory enforcement action. There can be no assurance that the SEC or applicable state authorities will not pursue any enforcement action. The Company disputes any such liability.

Additionally, while the Company also disputes the following assertions, it is possible that shareholders who purchased the shares described above may have the right under state and federal securities laws to require the Company to repurchase their shares, for the amount originally paid, plus interest. The Company disputes any such liability.

                               billserv.com, Inc.
                          (a development stage company)

                    Notes to Financial Statements (continued)

                                December 31, 1998


7.    EQUITY SUBJECT TO POTENTIAL REDEMPTION (CONTINUED)

Based upon the best information available to the Company at this time, the Company has calculated a range of possible, but disputed, exposure that exists for the Company in light of the disputed civil liabilities described above. Accordingly, in the event these disputed civil liabilities were successfully asserted, the Company could be liable to the 15 new shareholders, and to any shareholder that immediately purchased from these 15 shareholders, in an amount ranging from approximately $5,300 up to approximately $2.9 million, plus interest. This range of possible exposure is calculated by reference to the average closing price for a share of the Company's common stock, weighted for reported daily volume, during December 1998 and January 1999; the number of shares possibly sold during the same period of time; and the closing price of one share on November 11, 1999. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items, and as any new information becomes available to the Company.

                                                                         ANNEX E

================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10-Q

 QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE
             ACT OF 1934 FOR THE PERIOD ENDED September 30, 1999


                            Commission file No. 30152


                               billserv.com, Inc.
               (Exact name of issuer as specified in its charter)


               Nevada                              98-0190072
     (State or other jurisdiction                (IRS Employer
   of incorporation or organization)           Identification No.)


             Lori Turner                        Marshall Millard
     Vice President and Chief           Vice President and General Counsel
         Financial Officer


                         14607 San Pedro Ave., Suite 100
                            San Antonio, Texas 78232
                                 (210) 402-5000
          (Address, including zip code, and telephone number, including area code of issuer's principal executive offices)


Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.     [X] Yes      [ ] No


        10,976,428 shares of $.001 par value common stock outstanding as of September 30, 1999

================================================================================
                               billserv.com, Inc.

                                    FORM 10-Q
                    For the Quarter Ended September 30, 1999

                                      INDEX


Part I - Financial Information                                          PAGE

         Item 1.  Financial Statements

                  Consolidated Balance Sheets                             3

                  Consolidated Statements of Operations                   4

                  Consolidated Statement of Changes in Shareholder's
                    Equity (Deficit)                                      5

                  Consolidated Statements of Cash Flows                   6

                  Notes to Consolidated Financial Statements              7

         Item 2.  Management's Discussion and Analysis of
                    Financial Condition and Results of Operations        14

Part II - Other Information


         Item 1.  Legal Proceedings                                      19

            Signatures                                                   20

Part I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                               billserv.com, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                SEPTEMBER 30,         DECEMBER 31,
                                                                                    1999                 1998
                                                                                --------------      ---------------
Assets:

       Cash and cash equivalents .........................................        $ 1,498,703         $   329,618
       Related party accounts receivable .................................             55,911              24,000
       Prepaid expenses ..................................................            147,114               3,213
       Other current assets ..............................................            205,336              31,149
                                                                                  -----------         -----------
       Total current assets ..............................................          1,907,064             387,980

       Property and equipment, net of accumulated
          depreciation and amortization of $161,289 and $559 .............          1,099,219              19,550
       Other assets ......................................................            399,960                --
                                                                                  -----------         -----------
       Total assets ......................................................        $ 3,406,243         $   407,530
                                                                                  ===========         ===========

Liabilities & shareholders' equity (deficit):

       Current liabilities:
         Accounts payable ................................................        $   122,366         $     3,779
         Note payable ....................................................          1,000,000                --
         Accrued expenses ................................................            124,866              38,127
         Current portion of obligations under capital leases .............            296,430                --
         Other current liabilities .......................................             13,019                --
         Advance from shareholders .......................................               --               500,000
         Accounts payable, related party .................................               --               150,000
                                                                                  -----------         -----------
       Total current liabilities .........................................          1,556,681             691,906

Obligations under capital leases, less current portion ...................            333,859
Equity subject to potential redemption ...................................              5,300               5,300

       Shareholders' equity (deficit):
         Common stock, $.001 par value, 200,000,000 shares
            authorized; 10,976,428 issued and outstanding
            at September 30, 1999, 10,030,000 issued and
            outstanding at December 31, 1998 .............................             10,976              10,030

         Paid-in capital .................................................          5,790,482                --
         Deficit accumulated during the development stage ................         (4,291,055)           (297,706)
                                                                                  -----------         -----------
       Total shareholders' equity (deficit) ..............................          1,510,403            (289,676)
                                                                                  -----------         -----------
       Total liabilities and shareholders' equity (deficit) ..............        $ 3,406,243         $   407,530
                                                                                  ===========         ===========

                    See notes to financial statements
                               billserv.com, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                      JULY 30, 1998
                                                     THREE MONTHS             NINE MONTHS              (INCEPTION)
                                                         ENDED                   ENDED                      TO
                                                      SEPTEMBER 30,           SEPTEMBER 30,            SEPTEMBER 30,
                                                          1999                    1999                     1999
                                                    ---------------          ----------------        -----------------
Revenues ...................................          $       --               $       --               $       --

Operating expenses
  Research and development .................               260,847                  600,389                  600,389
  Selling expenses .........................               536,629                1,278,566                1,366,864
  General and administrative ...............               516,463                1,810,388                2,011,301
  Depreciation & amortization ..............                87,541                  168,805                  169,364
                                                      ------------             ------------             ------------
Total operating expenses ...................             1,401,480                3,858,148                4,147,918
                                                      ------------             ------------             ------------
Operating loss .............................            (1,401,480)              (3,858,148)              (4,147,918)

Other income (expense):
  Interest income ..........................                24,774                   36,905                   36,905
  Interest expense .........................              (165,279)                (173,433)                (173,433)
  Other income .............................                 2,127                    3,327                    3,327
                                                      ------------             ------------             ------------
Total other income (expense) ...............              (138,378)                (133,201)                (133,201)
                                                      ------------             ------------             ------------
Loss before income taxes ...................            (1,539,858)              (3,991,349)              (4,281,119)
Income taxes ...............................                  --                       --                       --
                                                      ------------             ------------             ------------
Net loss ...................................          $ (1,539,858)            $ (3,991,349)            $ (4,281,119)
                                                      ============             ============             ============
Net loss per common share - basic ..........          $      (0.14)            $      (0.38)            $      (0.42)
                                                      ============             ============             ============

Weighted average common shares
  outstanding - basic ......................            10,976,428               10,414,811               10,276,027
                                                      ============             ============             ============

                      See notes to financial statements
                               billserv.com, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)
                                   (UNAUDITED)

                                                                                                   DEFICIT
                                                                                                  ACCUMULATED
                                                                                   ADDITIONAL     DURING THE          TOTAL
                                                COMMON STOCK                        PAID-IN       DEVELOPMENT      SHAREHOLDERS'
                                                   SHARES           AMOUNT          CAPITAL         STAGE             EQUITY
                                               ------------------------------------------------------------------------------------
Balance July 30, 1998
  (date of inception) .......................         1,000      $      --        $      --       $      --        $      --


Reclass of equity subject to potential
  redemption ................................                                                          (5,300)          (5,300)


Acquisition of shares and reverse
  merger, December 9, 1998 ..................    10,029,000           10,030             --            (4,636)           5,394


Net loss from inception (July 30, 1998
  to December 31, 1998) .....................          --               --               --          (289,770)        (289,770)
                                               ------------------------------------------------------------------------------------


Balance at December 31, 1998 ................    10,030,000           10,030             --          (299,706)        (289,676)

Shares issued under Reg S,
  June 11, 1999 .............................       946,428              946        5,299,054            --          5,300,000


Issuance of Common Stock Warrants,
  May 18, 1999 ..............................          --               --            356,583            --            356,583


Issuance of Common Stock Warrants,
  August 6, 1999 ............................          --               --            134,845            --            134,845


Net loss for the nine months ending
  September 30, 1999 ........................          --               --               --        (3,991,349)      (3,991,349)
                                               ------------------------------------------------------------------------------------
Balance at September 30, 1999 ...............    10,976,428      $    10,976      $ 5,790,482     $(4,291,055)     $ 1,510,403
                                               ====================================================================================


                        See notes to financial statements
                               billserv.com, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                              JULY 30, 1998
                                                                                          NINE MONTHS          (INCEPTION)
                                                                                            ENDED                  TO
                                                                                         SEPTEMBER 30,         SEPTEMBER 30,
                                                                                             1999                 1999
                                                                                        ---------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
            Net loss .............................................................        $(3,991,349)        $(4,281,119)
            Adjustments to reconcile net loss to net
              cash used in operating activities-
            Issuance of common stock warrants ....................................            491,428             491,428
            Depreciation and amortization ........................................            168,805             169,364
            Changes in current assets and current liabilities-
            (Increase) decrease in related party receivables .....................            (31,911)            (55,911)
            (Increase) decrease in prepaid expenses and other current assets .....           (318,088)           (352,450)
            Increase (decrease) in accounts payable and accrued liabilities ......            205,326             397,232
            Increase (decrease) in accounts payable related party ................           (150,000)           (150,000)
            Increase (decrease) in other current liabilities .....................             13,019              13,019
                                                                                          -----------         -----------

            Net cash used in operating activities ................................         (3,612,770)         (3,768,437)
CASH FLOWS FROM INVESTING ACTIVITIES:
            Purchase of property and equipment ...................................           (665,398)           (685,507)
            Proceeds from sale of property and equipment .........................            116,320             116,320
            Purchase of long term investments ....................................           (286,098)           (286,098)
            Purchase of intangible assets ........................................            (75,000)            (75,000)
            Deposits - long term .................................................            (42,834)            (42,834)
            Proceeds of acquisition/merger .......................................               --                 5,394
                                                                                          -----------         -----------

            Net cash used in investing activities ................................           (953,010)           (967,725)
CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceeds from note payable ...........................................          1,000,000           1,000,000
            Advance from shareholders ............................................          1,500,000           2,000,000
            Repayment to shareholders ............................................         (2,000,000)         (2,000,000)
            Issuance of common stock .............................................          5,300,000           5,300,000
            Payments on obligations under capital lease ..........................            (65,135)            (65,135)
                                                                                          -----------         -----------

            Net cash provided by financing activities ............................          5,734,865           6,234,865
                                                                                          -----------         -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................          1,169,085           1,498,703

CASH AND CASH EQUIVALENTS, beginning of period ...................................            329,618                --
                                                                                          -----------         -----------

CASH AND CASH EQUIVALENTS, end of period .........................................        $ 1,498,703         $ 1,498,703
                                                                                          ===========         ===========

NON CASH INVESTING AND FINANCING ACTIVITIES:
            Purchases of equipment under capital leases ..........................        $   695,423         $   695,423


                   See notes to financial statements
                              billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999

1.    SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company's principal activities have been research and development, raising capital, and organizational activities. Accordingly, it is considered a development stage company. The Company expects to incur losses during its first year of operation and may incur losses in subsequent years as development efforts continue after the commencement of generation of revenue. The Company plans to meet its capital requirements primarily through funding under borrowings and issuance of equity securities, capital lease financing, and in the longer term, revenue from services.

The Company's statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary to present fairly the results for the interim periods shown. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations. The results for the interim periods are not necessarily indicative of results for the full year. The financial statements contained herein should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10, as amended.

The Company's operations began in November 1998, and as a result, there are no results of operations presented for the three months period ended September 30, 1998. No revenue was recorded during 1998.

2.    STOCK ISSUANCE UNDER REGULATION S

On June 11, 1999, the Company issued 946,428 shares of common stock, in exchange for $5.3 million in cash. The stock was issued pursuant to exemption under Regulation S.

3.    RELATED PARTY TRANSACTIONS

The Company entered into an agreement ("Consulting Agreement") to receive financial consulting, public relations services, advertising services, and investor relations' services from a group of minority shareholders ("Consulting Group"). The term of the agreement is for one year, from November 1, 1998 to October 31, 1999, and provides for services totaling $1.2 million. The Company paid $1 million to the Consulting Group, previously reported as Accounts Payable
- Related Party, from the proceeds of the Regulation S offering which was completed on June 11, 1999. The remaining $200,000 under the agreement was paid to the Consulting Group during the third quarter of 1999.

                              billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999

4.    OBLIGATIONS UNDER CAPITAL LEASES

Equipment held under capital leases is stated at the present value of minimum lease payments at the inception of the related leases. Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the estimated useful life of the assets. Amortization of equipment held under capital leases is included with depreciation expense. Repairs and maintenance costs are charged to expense as incurred. At September 30, 1999, there was $695,423 of office and computer equipment held under capital leases.

The following is a schedule, by year, of future minimum lease payments under capital leases, together with the present value of the minimum lease payments as of September 30, 1999:

Year ending December 31,

         1999                                            $ 92,745
         2000                                             370,979
         2001                                             226,289
         2002                                              43,183

         Total minimum lease payments                   $ 733,196
         Less: amount representing interest              (102,907)
                                                        ---------
                                                        $ 630,289
         Less: current portion                           (296,430)
                                                        ---------
         Obligations under capital leases               $ 333,859
                                                        =========
                              billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999


5.    OPERATING LEASES

The Company leases office space and other equipment under noncancelable operating leases expiring in 2004. Future minimum lease payments required under these leases entered into by the Company, by year and in the aggregate, consist of the following at September 30, 1999:

Year ending December 31,

         1999                                           $   52,588
         2000                                              200,799
         2001                                               50,548
         2002                                                6,074
         2003                                                6,074
         Thereafter                                          3,400
                                                        ----------

         Total minimum lease payments                   $  319,483
                                                        ==========

6.    OTHER ASSETS

The Company purchased the domain name bills.com for $75,000 in April 1999. The Company has utilized the domain name for its own Internet portal at the website www.bills.com. The domain name is reflected in Other Assets. The Company is amortizing the amount over a ten year period. Additionally, certificates of deposit purchased for security of long term capital leases are classified under Other Assets.

7.    NOTE PAYABLE

On August 6, 1999, the Company issued a one-year unsecured note payable for $1 million to an accredited investor, which bears interest at 9% per annum, payable quarterly. The proceeds of this note payable were allocated for use in corporate operations and to supplement the Company's cash reserves until future equity financing was obtained. In connection with the issuance of the note, the Company paid a $20,000 loan origination fee to a venture capitalist firm and issued a warrant to the accredited investor. See Note 9.

8.  EQUITY SUBJECT TO POTENTIAL REDEMPTION

On or about December 3, 1998, the Company, then under the control of former management, and then known as Goldking Resources, Inc., concluded an offering of approximately 5.3 million shares of the Company's common stock. This transaction was completed through the cancellation of approximately 6.2 million shares, held by shareholders who tendered their shares to the Company, followed by the Company's issuance of 5.3 million shares to 15 new shareholders, who paid par value to the Company for such shares, in the total amount of approximately $5,300. The new shareholders also paid an additional $300,000 to the shareholders who had agreed to cancel their shares. Subsequently, some of these new shareholders sold the shares into the secondary market. The Company timely filed a Form D reporting this transaction to the SEC, and claimed exemption under Rule 504. The SEC has challenged the validity of this claimed exemption.

The Company disputes the following assertions, but it is possible that the issuance of shares described above may have violated provisions of the federal and state securities laws which subject the Company to fines, penalties or other regulatory enforcement action. There can be no assurance that the SEC or applicable state authorities will not pursue any enforcement action. The Company disputes any such liability.

Additionally, while the Company also disputes the following assertions, it is possible that shareholders who purchased the shares described above may have the right under state and federal securities laws to require the Company to repurchase their shares, for the amount originally paid, plus interest. The Company disputes any such liability.

Based upon the best information available to the Company at this time, the Company has calculated a range of possible, but disputed, exposure that exists for the Company in light of the disputed civil liabilities described above. Accordingly, in the event these disputed civil liabilities were successfully asserted, the Company could be liable to the 15 new shareholders, and to any shareholder that immediately purchased from these 15 shareholders, in an amount ranging from approximately $5,300 up to approximately $2.9 million, plus interest. This range of possible exposure is calculated by reference to the average closing price for a share of the Company's common stock, weighted for reported daily volume, during December 1998 and January 1999; the number of shares possibly sold during the same period of time; and the closing price of one share on November 11, 1999. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items, and as any new information becomes available to the Company.

billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999

9.    STOCK WARRANT AGREEMENTS

On May 7, 1999, the Company contracted to issue a warrant for the purchase of up to 500,000 shares of common stock to Southwest Business Corporation ("SWBC"), of San Antonio, Texas. Subject to specific performance criteria in sales and marketing of the Company's products, SWBC may earn the right to purchase shares of common stock, at 110% of the closing bid price as of May 7, 1999 ($7.15), over a three-year term. If SWBC meets the contract requirements, the warrant will be issued in accordance with an exemption under Section 4(2) of the Securities Act of 1933, as amended, because the transaction is by an issuer not involving a public offering. No warrants had been issued as of September 30, 1999.

On May 18, 1999, the Company contracted with Pennsylvania Merchant Group ("PMG") to provide strategic and financial advisory services. In exchange for these advisory services, the Company issued to PMG a warrant to purchase 111,085 shares of common stock of the Company at an exercise price of $6.75 per share (which represents the average closing price of the Company's stock over the twenty (20) day period preceding May 18, 1999). The warrant is exercisable for five (5) years. This warrant was issued in accordance with an exemption under
Section 4(2) of the Securities Act of 1933, as amended, because the transaction is by an issuer not involving a public offering. Using the fair value based method of accounting, the company recorded $356,583 of expense and a corresponding credit to paid-in-capital related to the issuance of this warrant. This expense is included in the general and administrative line item in the Statements of Operations for the nine months ended September 30, 1999. No shares had been exercised as of September 30, 1999.

As part of the August 6, 1999 debt issuance, the Company issued a warrant to the accredited investor for the purchase of 41,237 shares of the Company's Common Stock at an exercise price of $6.0625, which represents the average reported closing sale price of the Company's Common Stock for the ten (10) business days immediately preceding the loan agreement. The warrant is immediately exercisable and carries a term of five years and piggyback registration rights. Using the fair value based method of accounting, the company recorded $134,845 of expense and a corresponding credit to paid-in-capital related to the issuance of this warrant. This expense is included in the interest expense line item in the Consolidated Statement of Operations for the quarter and nine months ended September 30,1999. See Note 7.

                              billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999

10.   SUBSEQUENT EVENTS

On October 15, 1999 and October 22, 1999, ("the Closing") the Company issued 1,230,792 and 173,845 shares of Common Stock (the "Shares"), respectively to twenty-one accredited investors under a private placement offer (the "Offering"). The shares were issued at $3.25 per share which represented a discount upon the average reported closing sale price of the Company's Common Stock for the ten (10) business days immediately preceding the Closing date. Net proceeds to the Company totaled approximately $4,188,053, net of expenses of $377,009, which included $264,299, or 6.5% of the Offering, paid Pennsylvania Merchant Group ("PMG") as Placement Agent. Of the Shares issued on October 22, 1999, 153,845 shares were issued in satisfaction of the $500,000 of the Company's outstanding short-term note payable. The remaining $500,000 of the outstanding short-term note payable was paid on October 18, 1999.

In accordance with the terms of the Offering, the Company also issued warrants to the twenty-one investors to purchase 1,404,637 shares of Common Stock at $3.75 per share, or one warrant for each Share issued. The warrants are exercisable for three years from the date of issuance, or October 14, 2002. The Company has right to call the exercise of the warrants at any time after six months after the date of the issuance and after the closing price of the Common Stock exceeds $12.00 for a period of twenty (20) consecutive trading days. Upon such call notice from the Company, the holders of the warrants must exercise the warrants within thirty days, after which time the Company will redeem each warrant for $.05.

Pursuant to the terms of the Offering, the Company shall file a registration statement with the SEC within thirty days of the Closing for the purpose of registering the Shares and underlying warrants. The Company shall also use its best efforts to maintain with the SEC a Registration Statement that is effective, as of one hundred twenty (120) days after Closing, and otherwise cause the Shares and Warrant Shares to be Registered under the Securities Act until the date on which the Shares and Warrant Shares are eligible for resale or other disposition under Rule 144 without regard to the volume limitations thereof.

If a Registration Statement is not filed on or before thirty (30) days after Closing, or is not effective on or before one hundred twenty (120) days after Closing (the "Target Date"), as required above, then for every applicable thirty
(30) day period after the applicable target date, the Company shall pay to Purchaser, as liquidated damages, an amount equal to two percent (2%) of the total Offering Price of such Shares (without reference to the Warrant Shares or the Placement Agent Warrant Shares) for each thirty (30) day period following the applicable Target Date until such time as the registration statement is declared effective or, in the case of a late filing, is filed. Such payment shall be made to the Purchaser by cashier's check or wire transfer in immediately available funds to an account designated, in writing, by Purchaser.

                              billserv.com, Inc.
                        (a development stage company)

                  Notes to Consolidated Financial Statements
                                 (Unaudited)

                              September 30, 1999

10.   SUBSEQUENT EVENTS (CONTINUED)

As additional compensation for acting as Placement Agent or the Offering, the Company issued a warrant to PMG for the purchase of 37,524, or 3% of the Shares sold in the Offering. The warrant is immediately exercisable, carries a five year term, an exercise price of $3.25, piggyback registration rights, and a cashless exercise provision.

DELISTING FROM OTC BB; EFFECT ON LIQUIDITY. The Company is a "reporting company" under the Exchange Act, having filed a Form 10 Registration Statement (the "Registration Statement") on June 11, 1999. Following initial comment by the SEC, the Registration Statement was amended on July 27, 1999, and became effective on August 11, 1999. In light of the risk factors stated above, the Company anticipates that the SEC will require one or more post-effective date amendments of the Registration Statement.

The National Association of Securities Dealers ("NASD"), which operates the Over the Counter Bulletin Board ("OTC BB"), has recently adopted eligibility rules, which require the Company to clear comment with the SEC in order to remain listed on the OTC BB. While the Company has promptly responded to the SEC's comments, the Registration Statement has not yet cleared comment. Thus, the Company has not met the eligibility criteria established by the NASD. Accordingly, as of October 7, 1999 the NASD notified the Company that its listing on the OTC BB was terminated, and the Company's common stock is now quoted in the National Quotation Board's Electronic Pink Sheets, until such time, if any, as the Company requalifies for listing on the OTC BB.

Delisting of the Company's common stock from the OTC BB could substantially and negatively affect the liquidity and marketability of the Company's common stock. Furthermore, the Company can offer no assurances concerning the timing, nature, or scope of further comment by the SEC.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements based on current expectations, estimates, and projections about the Company's industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses, and other information contained in this report relative to trends in net sales, gross margin, anticipated expense levels, and liquidity and capital resources, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," and other similar expressions constitute forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth below. Particular attention should be paid to the cautionary statements involving the Company's limited operating history, the unpredictability of its future revenues, the unpredictable and evolving nature of its business model, the intensely competitive online commerce industry and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

GENERAL

billserv.com, Inc. is a service bureau consolidator in the electronic bill presentment and payment ("EBPP") industry. As a development stage enterprise, the Company has yet to receive any operating revenues. However, the Company intends to generate four principal revenue streams: Internet billing services, Internet publishing of statements, customer care services through Internet and traditional telephony technologies, and professional services associated with the implementation and maintenance of these Internet technologies. The Company has a limited operating history on which to base an evaluation of its businesses and prospects. The Company's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, provide superior customer service, respond to competitive developments, improve its Web site, and attract, retain, and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

Since inception, the Company has incurred losses and as of September 30, 1999 had an accumulated deficit of $4,291,055. The Company believes that its success will depend in large part on its ability to (a) secure additional financing to meet capital and operating requirements, (b) capture a major portion of the medium to large size market of billers as its customer base, (c) drive the consumer adoption rate of EBPP, and (d) meet changing customer requirements and technological changes in an emerging market. Accordingly the Company intends to invest heavily in its product development, technology, and operating infrastructure development as well as marketing and promotion. Because the Company's services will require a significant amount of investment in infrastructure and a substantial level of fixed operating expenses, achieving profitability depends on the Company's ability to generate a high volume of revenues. As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results will depend on the volume of transactions completed and related services rendered. The timing of such services and transactions and the Company's ability to fulfill a biller's demands are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures could have an adverse effect on the Company's business, prospects, financial condition and results of operations. Further, the Company may from time to time make certain pricing, service, marketing or acquisition decisions that could have a material adverse effect on its business, prospects, financial conditions and results of operations.

RESULTS OF OPERATIONS--QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1999

The Company's activities for the quarter and nine months ended September 30, 1999 resulted in a net operating loss of $1,539,858 and $3,991,349, respectively. The Company generated no revenues during the period.

Selling expenses consisted primarily of payroll and related expenses for personnel engaged in marketing and selling activities, as well as advertising services purchased from the Company's Consulting Group which totaled $100,000 and $400,000 for the quarter and nine months ended September 30,1999. The Company expanded its sales and marketing staff during the quarter ended September 30, 1999 and intends to continue such expansion. The Company has opened sales offices in Arizona, California, Massachusetts, New Jersey, North Carolina, Pennsylvania, and Texas. The Company plans to increase its marketing and sales capacities through various marketing and sales activities, including advertising in trade publications, promotional activities, and aggressive trade show attendance. Therefore the Company expects marketing and sales expense to increase substantially.

Research and development expenses totaled $260,847 and $600,389 for the quarter and nine months ended September 30, 1999, respectively. The Company devoted these resources to development of its technology infrastructure and operating systems. The Company is continuing to invest significantly in research and development, particularly in the development of its technology infrastructure and operating systems in anticipation and support of revenue growth, quality improvement and efficiency enhancement opportunities.

General and administrative expenses consisted primarily of payroll and related expenses for executive, accounting, legal and administrative personnel, as well as professional and consulting fees and other general corporate expenses. For the quarter and nine months ended September 30, 1999, financial and investor relation's services provided under the Consulting Agreement totaled $100,000 and $650,000, respectively. The Company expects general and administrative expenses to increase as the Company expands its staff and incurs additional costs related to the growth of its business.

LIQUIDITY AND CAPITAL RESOURCES

From inception to date, the Company's operations have been funded from advances under an equity placement. This placement was concluded and fully funded on June 11, 1999, pursuant to Regulation S. The Company issued 946,428 shares of common stock in exchange for $5.3 million in cash. Advances outstanding at the time of the placement totaling $2 million were repaid from the proceeds, as well as amounts due to a related party for investor and public relations services for $1 million. An additional $200,000 was paid during the quarter ended September 30, 1999 to the related party for services under a consulting agreement. See Note 3 to interim financial statements.

In addition to the equity placement, on August 6, 1999, the Company issued a short-term note payable to an accredited investor for $1 million. The note was issued as bridge financing until such time as the Company completed a private placement offering ("Offering"). The Offering was completed in October 1999. A total of 1,404,637 common shares were issued resulting in net proceeds of approximately $4,188,053. One half of the short-term note payable, or $500,000 was converted into Common Stock under the Offering. The remaining $500,000 was repaid on October 18, 1999.

At September 30, 1999, the Company had positive working capital of $350,383. During the third quarter and the first nine months of 1999 the Company made significant expenditures and commitments for capital improvements consistent with anticipated growth in operations, infrastructure and personnel. The Company anticipates it will make additional investments in and for capital improvements utilizing proceeds of the Offering completed in October 1999 and will require additional financing, either through the use of equipment leasing arrangements, borrowing's or other equity financing.

The Company purchased the domain name bills.com for $75,000 in April 1999, at which time it announced the establishment of its own Internet portal at the website www.bills.com. The Company is amortizing the amount over a ten year period. The operations of the Internet portal have been organized under "bills.com, Inc.", a Delaware corporation that operates as a wholly owned subsidiary of the Company. The portal is currently available for consumer use and interaction. The Company will continue to develop the website and to enhance its design. bills.com(TM) expects to earn revenues through Internet banner advertising on its website, as well as through sponsorship agreements with other Internet portals. The Company believes that companies will purchase space on its bills.com(TM) website in order to take advantage of the potentially large number of consumers who will use the site as an Internet bill presentment and payment service. The Company currently has plans to invest only limited funds to support and market the portal; however, the Company could at any time decide to devote additional financial resources to the portal.

The Company has engaged Pennsylvania Merchant Group ("PMG") to provide strategic and financial advisory services, including analysis of markets, products, positioning, financial models, organizations and staffing, potential strategic alliances, capital requirements, and funding options. In exchange for these advisory services, the Company issued a warrant to PMG to purchase 111,085 shares of common stock of the Company at an exercise price of $6.75 per share (which represents the average closing price of the Company's stock over the twenty (20) day period preceding May 18, 1999). The warrant is immediately exercisable and expires in five (5) years. This warrant was issued in accordance with exemption under Section 4(2) of the Securities Act of 1933, as amended, because the transaction is by an issuer not involving a public offering. Using the fair value based method of accounting, the company recorded $356,583 of expense and a corresponding credit to paid-in-capital related to the issuance of this warrant. This expense is included in the general and administrative line item in the Consolidated Statements of Operations for the nine months ended September 30, 1999.

The Company secured long-term financing for portions of its computer, software and telephone systems, and furniture during the second and third quarter of 1999. It entered into four three-year capital leases for approximately $208,292, which have an interest rate of 10.8%. The term of the leases include a requirement of security totaling 50% of the total lease for which the Company purchased a certificate of deposit for $105,000. The security deposit of $105,000 is included in Other Assets on the Company's Consolidated Balance Sheet as of September 30, 1999. Additionally, the Company entered into a two-year capital lease totaling $487,131 carrying an interest rate of approximately 17%. The terms of the lease include a requirement of an initial security in the form of a certificate of deposit equal to 70% of the total dollars financed, 25% of which will be released to the Company on each six month anniversary of the lease inception date. A security deposit of $170,496 is included in Other Current Assets and a deposit of $170,496 is included in Other Assets on the Company's Consolidated Balance Sheet as of September 30, 1999.

The Company's headquarters are located in San Antonio, Texas. The Company entered into a two-year lease for its headquarters beginning in May 1999 for 8,000 square feet which was modified to include an additional 3,000 square feet beginning in August 1999. The Company anticipates acquiring additional adjacent leased space to meet the requirements of its expanding clerical, administrative, and sales activities. Additionally, the Company leases sales offices in Hollidaysburg, Pennsylvania; Dallas, Texas, Phoenix, Arizona; and Concord, Massachusetts and plans to open additional sales offices throughout the United States. The Company also anticipates increasing its lease commitments with the establishment of a customer care center within the next 12 months.

The Company intends to develop, build, and staff a customer care center, which integrates Internet and traditional telephone capabilities to further support it, eCare product sales and service. While development costs for this center are difficult to project, and may change as more extensive plans are developed later this year, the Company estimates expenditures ranging from $3,000,000 to $4,000,000 for the development and construction of its customer care center. The Company plans to meet its capital requirements primarily through use of cash on hand, additional issuance of equity securities, capital lease financing, and in the longer term, revenue from services.

The Company's sales and marketing efforts, their associated costs, and precise timing are under development, and thus extremely difficult to project. Until sufficient funds are available, the Company will be unable to pursue fully its sales and marketing strategies. In order to fund these efforts, the cost of which will likely exceed the amount of $3,000,000 over the next twelve (12) month period, the Company currently plans to issue additional equity securities, undertake capital lease financing arrangements, and in the longer term expend revenue from operations.

YEAR 2000

Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. These date code fields will need to distinguish 21st century dates from 20th century dates to avoid system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements.

As of November 15, 1999, the Company has completed the process of determining whether or not its products, its internal systems, computers and software, and the products and systems of its critical vendors and suppliers are Year 2000 compliant. The cost associated with this review has been minimal, primarily because the Company has utilized internal personnel to complete the review, and because the Company's systems are relatively new. To date, this evaluation process has resulted in the following:

            IT Systems. The Company has conducted a preliminary survey of its IT hardware and software and believes that all such hardware and software is Year 2000 compliant.

            Non-IT Systems and Infrastructure. Machinery and equipment used in operations has been inventoried and assessed for Year 2000 compliance. The Company believes all such items are Year 2000 compliant.

            Vendors. The Company has completed the process of ascertaining whether or not its vendors and suppliers are Year 2000 compliant. Again, the Company believes that all of its critical vendors are Year 2000 compliant.

Given these results of its Year 2000 review, in a reasonable worst case scenario, the Company might experience some disruptions in certain of its peripheral operating systems or with certain non-critical vendors. The Company believes that sufficient redundancy exists in its systems and vendor relationships to minimize any substantial detrimental effects on the Company's operations and financial position.

Although the Company believes that its Year 2000 review has identified all material Year 2000 issues, there can be no absolute assurance that the Company identified and resolved all such issues. If the Company discovers Year 2000 problems in the future, it may not be able to develop, implement, or test remediation or contingency plans in a timely or cost-effective manner.

Part II - OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS

            None

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          billserv.com

      Date: November 19, 1999             BY /s/ LOUIS HOCH
                                                 President


      Date: November 19, 1999             BY /s/ LORI TURNER
                                                 Chief Financial Officer

                              FRONT SIDE OF PROXY


                               BILLSERV.COM, INC.
                        14607 SAN PEDRO AVE., SUITE 100
                            SAN ANTONIO, TEXAS 78232

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael R. Long, Marshall N. Millard, Lori
A. Turner, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of billserv.com, inc. (the "Company") held of record by the undersigned on November 11, 1999 at the Annual Meeting of Shareholders to be held on December 16, 1999, or any adjournments thereof.

1.  ELECTION OF DIRECTORS

     FOR all nominees listed below                       WITHHOLD AUTHORITY
     (except as marked to the contrary below) [ ]        To vote for all nominees listed below [ ]


    (INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

                         E. Scott Crist, David S. Jones

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors for the Company for the fiscal year ending December 31, 1999.

                 FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

3.  Proposal to approve the 1999 Employee Comprehensive Stock Plan.

                 FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

4.  Proposal to approve the 1999 Non-Employee Director Plan.

                 FOR [ ]           AGAINST [ ]           ABSTAIN [ ]





                               BACK SIDE OF PROXY

5.  Proposal to approve the 1999 Employee Stock Purchase Plan.

                 FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.


                                              Dated ____________________________


                                              __________________________________
                                                           Signature

                                              __________________________________
                                                   Signature if held jointly


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.